Exhibit 4.3
SIEMENS SAVINGS PLAN
FOR UNION EMPLOYEES
(As Amended and Restated Effective as of October 1, 2006)

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Appendices

Appendix A-	Participation of the Union Locations of Siemens Energy & Automation Inc. At Bellefontaine, Ohio, Urbana, Ohio and Grand Prairie, Texas (As Amended through September 30, 2006)

Appendix B-	Participation of the Union Location of Siemens Energy & Automation, Inc. at Portland, Oregon

Appendix C-	Special Provisions For Union Employees of Westinghouse Electric Corporation Who Were Participants of Westinghouse Savings Program

Appendix D-	Special Provisions For Union Employees of Siemens Energy & Automation at Its Pomona, Norwood, and Little Rock Locations (Amended effective October 1, 2006)

Appendix E-	Special Provisions for Union Employees Employed At the Jackson, Mississippi Facility of Siemens Power Transmission & Distribution LLC

Appendix F-	Special Provisions For Union Employees of Siemens Energy & Automation Inc. Employed at Its Duluth, Georgia and Tucker, Georgia Facilities

Appendix G-	Let’s Share Program (Amended effective December 20, 2006)

Appendix H-	Participation of the Union Location at Siemens Energy & Automation, Inc. at La Mirada, California (Amended effective January 1, 2005)

Appendix I-	Special Provisions For Hourly Employees of Siemens Automotive Inc. Employed in Lima, Ohio

Appendix J-	Special Provisions for Union Employees of Siemens Demag Delaval Turbomachinery Inc.

Appendix K-	EGTRRA Plan Amendments

Appendix L-	Participation of Local 340 of the International Brotherhood of Electrical Workers and Local 595 of the International Brotherhood of Electrical Workers

Appendix M-	Special Provisions for Participants in Siemens VDO Automotive Hourly 401(k) Plan

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Appendix N-	Merger of the TurboCare, Inc. Local 724 401(k) Savings Program into the Siemens Savings Plan for Union Employees

Appendix O-	Special Provisions For Union Employees Employed at the Jackson, Tennessee Facility of Siemens Power Transmission & Distribution, Inc.

Appendix P-	Special Provisions For Union Employees Employed at the Dallas, Texas Facility of Siemens Energy & Automation, Inc.

Appendix Q-	Special Provisions for Union Employees at the Huntsville, Alabama Facility of Siemens VDO Automotive Electronics Corporation

Appendix R-	Special Employer Contribution for Union Employees of Siemens Power Generation, Inc. who are Members of International Brotherhood of Electrical Workers, Local 716, Houston, Texas

Appendix S-	Special Employer Contribution for Union Employees of Siemens Power Generation, Inc. who are Members of the Federation of Independent Salaried Unions, Pittsburgh, Pennsylvania and the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers-Communication Workers of America (AFL-CIO), Local 601, Pittsburgh, Pennsylvania

Appendix T-	Special Provisions for Union Employees of Siemens Energy & Automation, Inc. located in Kansas City, Missouri; Union, New Jersey; Oakdale, Pennsylvania; Detroit, Michigan and Kenilworth, New Jersey

Appendix U-	Special Provisions for Union Employees of Siemens Medical Solutions USA, Inc. who are Members of the International Brotherhood of Electrical Workers Local Union 2222, Boston, Massachusetts

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SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES
(Effective January 29, 1993)
(As amended and Restated Effective as of October 1, 2006
ARTICLE I
PURPOSE
          1.1 The purpose of the Siemens Savings Plan for Union Employees is to encourage and assist eligible employees to save part of their income on a regular basis through payroll deductions and salary reduction, supplemented by contributions by the participating employers.
                The terms and conditions of the Plan as amended and restated herein shall apply only to Members who are employed by one of the Employing Companies on or after October 1, 2006, except as specifically provided otherwise herein. The rights of an individual to retirement or death benefits under this Plan, if such individual retired, died or terminated employment prior to October 1, 2006, shall be determined in accordance with the terms and conditions of the Plan in effect at the time of such retirement, death or termination of employment. Notwithstanding the October 1, 2006 effective date of the restatement of this Plan, any change required by federal law with respect to this Plan, and any plan that is merged into this Plan, including, without limitation, amendments to the Internal Revenue Code and the Act and regulations or rules issued pursuant thereto, shall be effective on the latest date on which such change may become effective and comply with such laws, and each such plan shall be deemed to be amended accordingly.
                The unions whose Members are covered under this Plan are as of October 1, 2006 as follows:
OSRAM Sylvania, Inc.
International Brotherhood of Teamsters, Chauffeurs, Warhousemen and Helpers of America, Local 773, Bethlehem, Pennsylvania
International Brotherhood of Electrical Workers Local No. 1710, Ontario, California
International Brotherhood of Electrical Workers Local No. 58, Detroit, Michigan
International Brotherhood of Electrical Workers Local 340, Sacramento, California

International Brotherhood of Electrical Workers Local 595, Oakland, California
United Auto Workers Local 1608, Winchester, Kentucky
United Steelworkers Local 1007, Central Falls, Rhode Island
United Steelworkers Local 1001, Wellsboro, Pennsylvania
International Association of Machinists Local 993, Warren, Pennsylvania
United Service Workers of America Local 363, Elmsford, New York
International Union of Electrical, Salaried, Machine and Furniture Workers Local 101, St. Marys, Pennsylvania
SIEMENS VDO AUTOMOTIVE CORPORATION
International Association of Machinists and Aerospace Workers, AFL-CIO Local Lodge No. 2461, Newport News, Virginia
Chauffeurs, Teamsters and Helpers Local Union 364, Elkhart, Indiana
International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, Local Union No. 1413, Huntsville, Alabama
International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, Local Union No. 1929, Huntsville, Alabama
SIEMENS DEMAG DELAVAL TURBOMACHINERY INC.
United Steelworkers of America, AFL-CIO-CLC, Local Union 3355, Trenton, New Jersey
SIEMENS ENERGY & AUTOMATION
International Union of Electronics, Electrical, Salaried, Machine and Furniture Workers - IUE-CWA Local 765 — Norwood, Ohio

International Union of Electronics, Electrical, Salaried, Machine and Furniture Workers - IUE-CWA Local 1113 — Little Rock, Arkansas
International Brotherhood of Electrical Workers Local No. 1691 — Bellefontaine, Ohio
International Brotherhood of Electrical Workers Local No. 1740 — Urbana, Ohio
International Brotherhood of Electrical Workers Local No. 2127 — Tucker, Georgia
International Brotherhood of Electrical Workers AFL-CIO Local 2127 — Duluth, Georgia
International Brotherhood of Electrical Workers AFL-CIO Local 1710 — La Mirada, California
International Brotherhood of Electrical Workers AFL-CIO Local 124 — Kansas City, Missouri
International Brotherhood of Electrical Workers Local 1430 — Union, New Jersey
International Brotherhood of Electrical Workers Local 20 — Dallas, Texas
International Brotherhood of Electrical Workers Local 48 — Portland, Oregon
International Brotherhood of Electrical Workers Local 1710 — Pomona, California
Federation of Independent Salaried Unions (FISU) and its affiliates 3 affiliates — Oakdale, PA; Detroit, MI; Kenilworth, NJ
SIEMENS MEDICAL SOLUTIONS USA, INC.
International Brotherhood of Electrical Workers Local 2222 — Boston, Massachusetts
SIEMENS POWER TRANSMISSION & DISTRIBUTION, INC.
International Union, United Automobile, Aerospace, and Agricultural Implement Workers of America, AFL-CIO Local 1956 — Jackson, Mississippi

International Brotherhood of Electrical Workers Local 474, Jackson, Tennessee
SIEMENS POWER GENERATION, INC.
International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers-Communication Workers of America (AFL-CIO), Local No. 601 — Pittsburgh
Federation of Independent Salaried Unions (FISU) and its Affiliates 1 affiliate — AWSE Pittsburgh
International Brotherhood of Electrical Workers, Local 716 -
Houston, Texas
TURBOCARE, INC.
Texas Carpenters & Millwrights Regional Council, United Brotherhood of Carpenters and Joiners of America, Local Union 724 Affiliate
ARTICLE II
DEFINITIONS
          2.1 Whenever used in the Plan, the following terms shall have the respective meanings set forth below, unless otherwise expressly provided herein, and when the defined meaning is intended the term is capitalized:
          (a) “Act” means the Employee Retirement Income Security Act of 1974, as amended.
          (b) “Affiliated Company” means Siemens AG (hereinafter called “Siemens”), and any company, whether or not incorporated in the United States, (i) which is a member of a controlled group of corporations (as defined in Section 414(b) of the Internal Revenue Code) which group includes any Employer, (ii) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with any Employer, (iii) which is a member of an affiliated service group (as defined in Section 414(m) of the Internal Revenue Code) which group includes any Employer, (iv) which is otherwise required to be aggregated with any Employer pursuant to Section 414(o) of the Internal Revenue Code, or (v) in which Siemens either directly or indirectly has ownership of at least 25% of the equity interest.

          (c) A Member’s “Basic After-Tax Contribution Account,” “Basic Tax-Deferred Contribution Account,” “Employer Contribution Account,” “Supplemental After-Tax Contribution Account,” “Supple-mental Tax-Deferred Contribution Account”, “Rollover Contribution Account” and his “GSOP Account” mean, respectively, the applicable accounts established and maintained for him as provided in Section 6.1. A Member’s “Accounts” means the applicable accounts maintained for him.
          (d) “Beneficiary” means the person or persons designated by the Member or otherwise determined in accordance with Section 17.8.
          (e) “Board of Directors” means the Board of Directors of the Company.
          (f) “Committees” means the Administrative Committee and the Investment Committee appointed by the Board of Directors to manage and administer the Plan as provided for in Article XV.
          (g) “Company” means Siemens Corporation, a Delaware corporation.
          (h) “Compensation” for a Member who is an Employee of an Employer other than OSRAM Sylvania Products, Inc. and its wholly owned subsidiaries means all cash compensation received by a Member from an Employer, including bonuses (other than retention, stay, sign on, gainsharing, profit sharing, special and long-term incentive bonuses), overtime payments, shift differentials and commissions, compensation as would have been received in the absence of an election to reduce Compensation pursuant to Section 4.2, Compensation reductions made pursuant to a plan maintained by the Employer qualifying under Section 125 of the Internal Revenue Code (but not including Flex Credits under the Flexible Benefits Program)and any other Compensation reductions for qualified transportation benefits under Section 132(f)(4) of the Internal Revenue Code; but Compensation shall exclude contributions (other than contributions under Section 4.2) to and payments from any plan of deferred compensation (including, but not limited to, this Plan, the Siemens Pension Plans, the Siemens Pension Preservation Plan; the Siemens Deferred Savings Plan and the Siemens Corporation Deferred Compensation Plan) premiums paid for group insurance coverages, welfare benefits, car and expense allowances and similar payments, and severance payments and accrued but unused vacation pay.
          “Compensation” for a Member who is an Employee of OSRAM Sylvania Products, Inc. or its wholly owned subsidiaries means the regular base compensation including sales commissions, sales bonuses, production incentive payments and lump sum wage increases received by a Member from OSRAM Sylvania Products, Inc. or its wholly owned subsidiaries during such periods as he or she is eligible to participate in the Plan, exclusive of other commissions, management incentives, other incentive payments, awards, profit-sharing, stock received pursuant to employee stock option plans or other stock purchase plans, bonuses, overtime, shift or other premiums, supplemental vacation benefits, moving expense reimbursements, or any other fees or allowances paid to such Member during the Plan year, provided, however, compensation as would have been received in the absence of an election to reduce Compensation pursuant to Section 4.2, any Compensation reductions made pursuant to a plan qualifying under Section 125 of the Internal Revenue Code (but not including Flex Credits, under any Flexible Benefits Program), and any Compensation reductions for qualified transportation benefits under Section 132(f)(4) of the Internal Revenue Code; but Compensation shall exclude contributions (other than contributions under Section 4.2) to and payments from any plan of deferred compensation (including, but not limited to, defined benefit plans sponsored by the Company or another Employer, and if applicable, the Siemens Pension Preservation Plan, the Siemens Deferred Savings Plan, the Siemens Corporation Deferred Compensation Plan and any deferred compensation plan of OSRAM), premiums paid for group insurance coverages, welfare benefits, car and expense allowances and similar payments, and severance payments and accrued but unused vacation pay.
          In addition to the other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 2006, the Compensation of each Member taken into account under the Plan for any Plan Year shall not exceed $220,000 or such other amount set forth in Section 401(a)(17) of the Internal Revenue Code, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost-of-living in accordance with Section 401(a)(17) of the Internal Revenue Code. The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year.
          If a determination period consists of fewer than 12 months, the annual Compensation limit set forth in the preceding paragraphs is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period and the denominator of which is 12.
          The family aggregation rules that were in effect pursuant to Section 414(q)(6) of the Internal Revenue Code for Plan Years beginning prior to January 1, 1997 ceased to apply to this Plan (and to plans merged into this Plan) for Plan Years beginning on or after January 1, 1997.

          (i) “Continuous Employment” is the period of service with an Employer or an Affiliated Company at the time such service is performed, from the Employee’s original date of hire to his date of termination (by reason of quit, retirement or discharge), including periods of layoff, leave of absence or other temporary breaks in service (including periods of severance) not in excess of 12 complete months.
          For purposes of determining the Continuous Employment of an Employee who, immediately prior to January 29, 1993, was an employee of GTE Corporation or any of its controlled group members and who became an employee of OSRAM SYLVANIA INC. in connection with a certain stock purchase agreement dated August 6, 1992 between GTE Corporation, Siemens Corporation, and certain related companies (an “0SI Employee”), service by such OSI Employee prior to January 29, 1993 with GTE Corporation or with any business entity that was a member of its controlled group (within the meaning of Section 414(b) and (c) of the Internal Revenue Code) shall be treated as service with an Employer.
          For the purpose of determining the Continuous Employment of an individual who becomes an employee of an Employer in connection with the acquisition of some or all of the assets of any business entity, service by the individual prior to such acquisition with such business entity or with any member of a controlled group of corporations of which such business entity was a member at the time such service was performed shall be treated as service with such Employer if and to the extent determined by the Board of Directors.
          In calculating an Employee’s period of Continuous Employment, all periods of Continuous Employment determined under the foregoing rules (whether or not consecutive) shall be aggregated; except that Continuous Employment prior to an Employee’s quit, retirement or discharge shall not be aggregated and shall not be taken into account in the case of a re-employed individual unless and until he returns to the employ of an Employer or an Affiliated Company and completes one Hour of Service.
          In calculating an Employee’s period of Continuous Employment, all periods of Continuous Employment determined under the foregoing rules (whether or not consecutive) shall be aggregated; except that Continuous Employment prior to an Employee’s quit, retirement or discharge shall not be aggregated and shall not be taken into account in the case of a re-employed individual if both of the following conditions are met:
     (1) the Employee did not have a vested right to any

     benefits under the Plan derived from Employer contributions at the time of such quit, retirement or discharge; and
     (2) the period between such quit, retirement or discharge, and the date of reemployment equals or exceeds the greater of (A) 60 months or (B) the period of Continuous Employment before such quit, retirement or discharge.
          (j) “Contributions” means
     (1) “After-Tax Contributions,” i.e., an Employee’s Basic After-Tax Contributions, Supplemental After Tax Contributions and, prior to January 1, 1995, Carry-Forward After-Tax Contributions to the Plan as provided in Article IV;
     (2) “Employer Contributions,” i.e., an Employer’s Contributions to the Plan as provided in Article V;
     (3) “Tax-Deferred Contributions,” i.e., the contributions to the Plan made by an Employer on behalf of a Member in connection with a Member’s election to reduce his Compensation pursuant to Section 4.2; and
     (4) “Rollover Contribution,” i.e., an Employee’s Qualified Plan Rollover Contribution or Qualified Plan Transfer Contribution to the Plan in accordance with Section 4.10.
          (k) “Disability” means the total disability of a Member as determined by the Administrative Committee on the basis of proper medical evidence whereby the Member is completely unable to engage in any and every duty pertaining to any occupation or employment for wage or profit for which he is reasonably qualified by training, education, or experience, and such total disability can be expected to result in death or to be of long-continued and indefinite duration, excluding, however,
     (i) disability suffered or incurred while the Member was engaged in, or resulting from his having engaged in, a criminal enterprise;
     (ii) disability resulting from habitual drunkenness or addiction to narcotics; or
     (iii) disability resulting from self-inflicted injury.
The date on which a disability is sustained shall be (i) in the case of disability due to bodily injury, the date on which such injury occurred and (ii) in the case of disability due to disease the date certified by a physician chosen by the Administrative Committee as the date on which such disability commenced. Disability shall not be deemed to exist if the Member refuses to submit to a physical examination to be made by a physician chosen by the Administrative Committee for the purpose of determining the existence thereof.
          (l) “Effective Date” means January 29, 1993.
          (m) “Employee” means each person who is employed by an Employer other than a person who is neither a citizen nor a resident of the United States and who receives no earned income from the Employer which constitutes income from sources within the United States and who is included in a unit of employees covered by a collective bargaining agreement between the Company or one or more Employers and a collective bargaining agent, provided such agreement provides for participation in this Plan. Notwithstanding the foregoing, any person who is classified by the Employer as a leased employee or independent contractor or who is not on and classified as an Employee on any payroll system of the Employer shall not be an Employee for any purposes of this Plan, even if such person is subsequently determined to be a common law employee by a local, state or federal court or governmental entity or agency thereof. However, solely for purposes of determining eligibility for membership under Article III and vesting under Article IX, any person (i) who was formerly classified as a leased employee or independent contractor, (ii) who is determined by the Employer to have performed any services as a common law employee of the Employer or as a leased employee as defined in Section 414(n) of the Internal Revenue Code during such period of classification and (iii) who then becomes an Employee, shall be treated as an Employee during his or her prior period of employment as a common law employee of the Employer or as a leased employee as defined in Section 414(n) of the Internal Revenue Code. For purposes of this Section 2.1(m), effective for Plan Years beginning after December 31, 1996, ‘leased employee’ is defined as any person (other than employee of the recipient) who pursuant to an agreement between the recipient and any other person (‘leasing organization’) has performed services for the recipient (or for the recipient and related persons, as determined in accordance with Section 414(n)(6) of the Internal Revenue Code) on a substantially full time basis for a period of at least 1 year, and such services are performed under the primary direction or control by the recipient.
          (n) “Employer” means Siemens Corporation and any Affiliated Company, provided that Siemens Corporation acting by its board of directors shall approve the participation in the Plan of such Affiliated Company and provided the board of directors of such Affiliated Company shall elect to participate in the Plan.

          (o) “Enrollment Date” means a day that is administratively feasible to enroll in the Plan as permitted by the Administrative Committee (which shall be no less frequently than once per month).
          (p) “Fund” shall mean the assets of the Plan held by the Trustee or Trustees or the Insurance Company contracts or policies constituting the Fund. Any such contracts or policies shall provide either as a part of the contract or policy or by a definite written arrangement between the Company and the Insurance Company that any dividends or retroactive rate reductions or other refunds of premiums shall be applied within the current or next succeeding taxable year toward the purchase of retirement annuities under the Insurance Company contract by way of reduction of future Employer contributions to the Plan or by way of increase in benefits. Such provisions shall not, however, prevent the return to an Employer of a contribution made by mistake of fact if such return is made within one year after payment of the contribution or return to an Employer of a contribution (each of which shall be conditioned upon deductibility of the contribution under Section 404 of the Internal Revenue Code) to the extent such deduction is disallowed if such return is made within one year after the disallowance of the deduction or the return of Plan assets as defined in Article XVI in the event of denial of initial qualification of the Plan. Such contracts or policies shall further provide that the annuities and all interest of Members and beneficiaries thereunder shall be nontransferable. Such contracts or policies shall be issued to an Employer as holder.
          (q) “Funding Agreement” shall mean the instrument or instruments executed between the Company and the Insurance Company or Trustee or Trustees named therein which provide for the receiving, holding, investing, and disposing of the Fund.
          (r) “Highly Compensated Employee” shall mean, for any Plan Year on or after January 1, 1997, an Employee who performs any services during such Plan Year and either
               (i) is a five-percent (5%) owner of the Employer or an Affiliated Company (within the meaning of Section 416(i)(1)(iii) of the Internal Revenue Code) at any time during such Plan Year or the preceding Plan Year, or
               (ii) received compensation in excess of $80,000 (as may be adjusted for cost-of-living increases pursuant to Section 415(d) of the Internal Revenue Code) during the preceding Plan Year, and if the Administrative Committee so elects, was in the “top-paid group” for such year within the meaning of Section 414(q)(3) of the Internal Revenue Code.

               Compensation for purposes of this Section (r) shall be compensation as defined in Section 414(q) of the Internal Revenue Code. For the Plan Years occurring on or after January 1, 1997, the Administrative Committee has not elected to use the provision regarding the ‘top paid’ group.
          (s) “Hour of Service” means:
               (i) Each hour for which a person is paid or entitled to payment by an Employer or Affiliated Company for the performance of duties.
               (ii) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or Affiliated Company, with no duplication of credit for hours.
               (iii) Each hour, in addition to the hours in subparagraph (i) above, for which the person is directly or indirectly paid or entitled to payment by an Employer or Affiliated Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, disability, lay-off, jury duty, military duty or leave of absence. No more than 501 hours shall be credited under this subparagraph (iii) on account of any single continuous period during which he performs no duties.
               (iv) Hours of Service shall be calculated and credited in accordance with the rules of Department of Labor Regulations Section 2530.200b-2.
          (t) “Insurance Company” means an insurance company which is qualified to manage, acquire or dispose of assets of the Fund under the laws of more than one State; is qualified to do business in the State of New York; and has issued a contract or policy for the purpose of funding the Plan.
          (u) “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
          (v) “Maternity or Paternity Absence” shall be an absence not in excess of 24 months
               (i) by reason of the pregnancy of the Member,
               (ii) by reason of the birth of a child of the Member,
               (iii) by reason of the placement of a child with the Member in connection with the adoption of such child by such Member, or

                (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.
          In no case shall a period of absence be treated as a “Maternity or Paternity Absence” unless the Member furnishes to the Administrative Committee such timely information as the Committee may reasonably require to establish that the absence is for one of the reasons specified above.
          (w) “Member” means an Employee who is eligible to become a Member of the Plan in accordance with Article III and has elected to participate in the Plan.
          (x) “Normal Retirement Age” means the later of age 65 or the fifth anniversary of Continuous Employment.
          (y) “Plan” means the Siemens Savings Plan for Union Employees as set forth herein and as it may be amended from time to time.
          (z) “Plan Year” means January 29, 1993 through September 30, 1993 and thereafter the 12-month period commencing October 1 and ending September 30. Effective January 1, 1996, Plan Year means the twelve-month period commencing on the first day of January and ending on the last day of December. Accordingly, there was a short Plan Year for the period commencing October 1, 1995 and ending on December 31, 1995. With respect to such short Plan Year, appropriate adjustments were made in dollar amounts and other provisions as required by law to the extent necessary to reflect such shorter period.
          (aa) “Retirement” of a Member shall mean the termination of a Member’s Employment on or after the date on which he has attained age fifty-five (55), provided he has completed five or more years of Continuous Employment.
          (bb) “Spouse” means the person to whom a Member is lawfully married as of the earlier of such Member’s death or benefit commencement date, or to whom a Member is lawfully married at the time of a withdrawal by, a distribution to, or loan to such Member pursuant to Articles X, XI and XII hereof.
          (cc) “Trustee” means the Trustee or Trustees at any time acting under the trust agreement or agreements.
          2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural.

ARTICLE III
ELIGIBILITY AND MEMBERSHIP
          3.1 Each Employee who was a Member of the Plan on September 30, 2006 and who is employed by an Employer on October 1, 2006, will continue to be a Member as of such date. Each other Employee will be eligible to become a Member of the Plan as of an Enrollment Date coincident with or next succeeding the date on which such Employee’s Continuous Employment commenced if he then is employed by an Employer. Also, if an individual who is an Employer and who is eligible to be a Member in the Siemens Savings Plan is transferred directly from an employment position with an Employer rated as salaried or non-union hourly to an employment position rated as union and, as such, such individual is otherwise eligible to participate in the Plan, such individual shall be eligible to become a Member of this Plan as of an Enrollment Date coincident with or next succeeding the date of such transfer and the amounts in such individual’s accounts in those plans shall be transferred to this Plan. Amounts so transferred shall retain their characterization as contributions pursuant to a qualified cash or deferred arrangement described in Section 401(k) of the Internal Revenue Code, matched and unmatched, tax-deferred and after-tax employee contributions, rollover contributions and earnings thereon, and shall be credited accordingly to the applicable Employee’s Basic or Supplemental Tax-Deferred Contribution Account, Basic or Supplemental After-Tax Contribution Account, Employee Contribution Account and Rollover Contribution Account.
          3.2 Subject to the provisions of Section 4.11, membership of any Employee in the Plan shall be entirely voluntary.
          3.3 Subject to Section 3.1, an Employee may elect to participate in the Plan as of any Enrollment Date. Such election shall include payroll deduction authorization and/or any election to reduce Compensation and a contribution rate on forms prescribed by the Administrative Committee.
          3.4 If an Employee ceases to be a Member by reason of the termination of his employment with the Employers and he is later re-employed as an Employee, he shall again be eligible to become a Member as of the date on which his employment as an Employee resumes.

ARTICLE IV
TAX-DEFERRED MEMBER CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS
          4.1 Each Member, for as long as he continues active participation in the Plan, shall for each payroll period either make After-Tax Contributions to the Plan from his Compensation by payroll deduction pursuant to Section 4.3 and/or have the Employer make Tax-Deferred Contributions on his behalf pursuant to Section 4.2 in lieu of Compensation otherwise paid to him currently.
          4.2 Each Member may elect that his Compensation be reduced and that his Employer contribute a Tax-Deferred Contribution to the Plan in the same amount on his behalf, subject to the following:
     (a) Tax-Deferred Contributions of from l% to 25%, in 1% increments, of Compensation may be elected by any Member; provided, however, that the minimum rate of Tax-Deferred Contributions shall be 2% rather than 1% unless the Member elects to make After-Tax Contributions of at least 1% of Compensation and provided further that such contributions shall be subject to the provisions of sub-section 4.2(b. The first 6% of Tax-Deferred Contributions per pay period elected by a Member are sometimes referred to herein as “Basic Tax-Deferred Contributions”; the balance of such Member’s Tax-Deferred Contributions are sometimes referred to herein as “Supplemental Tax-Deferred Contributions.”
     (b) (1) The Administrative Committee shall determine from time to time, as it deems desirable, the criteria for determining the maximum permissible Tax-Deferred Contribution rate for Employees who are Highly Compensated Employees which the Administrative Committee believes is likely to cause the Plan to satisfy the Actual Deferral Percentage Test described below. The Administrative Committee’s determinations pursuant to this Section 4.2 shall be final and shall not be subject to question by the Trustee, the Insurance Company or any Member or group of Members.
          (2) The Actual Deferral Percentage Test requires that, for any Plan Year, the Actual Deferral Percentage for the eligible Employees who are Highly Compensated Employees shall not exceed the greater of (i) or (ii) as follows:
(i) The Actual Deferral Percentage for the eligible Employees other than Highly Compensated Employees, times 1.25, or

(ii) The Actual Deferral Percentage for the eligible Employees other than Highly Compensated Employees, times 2.0; provided, however, that the Actual Deferral Percentage for Highly Compensated Employees may not exceed the Actual Deferral Percentage for the eligible Employees other than Highly Compensated Employees by more than two percentage points.
(iii) For purposes of performing the Actual Deferral Percentage Test under Section 4.2(b), current year data with regard to eligible Employees other than non Highly Compensated Employees shall be used.
The Actual Deferral Percentage for either specified group of eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each eligible Employee in such group) of the sum of (a) the amount of Tax-Deferred Contributions actually paid to the Plan on behalf of each such eligible Employee for such Plan Year (b) all other elective contributions made on behalf of such eligible Employee for such Plan Year under any other plan aggregated with this Plan for purposes of Section 401(a)(4) or Section 410(b) of the Internal Revenue Code, and (c) in the case of a Highly Compensated Employee, all other elective contributions made on behalf of such eligible Employee for such Plan Year under any other cash-or-deferred arrangement in which he is eligible (other than one which may not be aggregated with this Plan), to the eligible Employee’s compensation, as defined in Section 414(s) of the Internal Revenue Code, for such Plan Year. The Actual Deferral Percentage Test shall be calculated in accordance with Section 401(k) of the Internal Revenue Code and Treasury Regulations thereunder, which are hereby incorporated by this reference.
          (3) Effective for Plan Years beginning after December 31, 1996, in the event that at the end of the Plan Year it is determined that the Plan would otherwise fail to satisfy the Actual Deferral Percentage Test for that Plan Year, the Administrative Committee may determine either (i) that an additional Employer Contribution shall be made pursuant to sub-section 5.1(b), or (ii) to distribute excess contributions in the three step method set forth in the immediately following sentence. Step one is to determine the excess contribution by lowering the Highly Compensated Employee with the largest percentage deferral (ADR) down to the next Highly Compensated Employee with the next highest deferral percentage until the Actual Deferral Percentage Test is satisfied; step two is to multiply the percentage reductions by the compensation of the respective Highly Compensated Employees to determine the excess contribution; and step three is to distribute the excess contribution (together with any income allocable to such amounts for such Plan Year) to the Highly Compensated Employee with the largest dollar deferral (and to forfeit any corresponding Employer Contributions for application under Article XIII) and then distributing the excess contributions (together with any income allocable to such amounts for such Plan Year) to the Highly Compensated Employee with the next largest dollar deferral (and to forfeit any corresponding Employer Contributions for application under Article XIII) and repeating until the excess is depleted. The earnings (or losses) allocable to excess contributions shall be determined by multiplying the earnings (or losses) allocable to the Highly Compensated Employee’s Tax Deferred Contributions for Highly Compensated Employee’s Tax Deferred Contributions for the Plan Year by a fraction, the numerator of which is the excess contributions on behalf of the Highly Compensated Employee for the Plan Year and the denominator of which is the Highly Compensated Employee’s Tax Deferred Account balance on the last day of the Plan Year reduced by the earnings (or increased by the losses) allocable to such Tax-Deferred Account balance for the Plan Year. The amount which may be distributed pursuant to this sub-section for any Plan Year shall be reduced by the amount of any excess Tax-Deferred Contributions previously distributed pursuant to sub-section 4.2(d) for the calendar year ending in such Plan Year. Any amounts to be distributed to a Highly Compensated Employee pursuant to this sub-section 4.2(b)(3) shall be made within 12 months after the close of the Plan Year in which the Plan failed to satisfy the Actual Deferral Percentage Test.
     (c) If the total Tax-Deferred Contributions made on behalf of a Member during a calendar year beginning January 1, 2006 by the application of the percentage elected by him under this Plan, together with such Member’s elective contributions previously made to other plans maintained by the Affiliated Companies, would otherwise exceed $15,000 (adjusted for cost of living increases to the extent permitted under Section 402(g) of the Internal Revenue Code), the excess shall not constitute a reduction of the Member’s Compensation. Such excess shall instead constitute:
(i)	a Basic After-Tax Contribution to the extent required, if any, to make the sum of the Member’s Tax-Deferred and After-Tax Contributions equal no more than 6% of his Compensation, and

(ii)	a Supplemental After-Tax Contribution for all additional amounts deducted.
     This excess shall be credited to the applicable Member’s Accounts. In such event, Tax-Deferred Contributions will be resumed at the rate previously in effect as of the first day of the next succeeding calendar year unless otherwise changed by the Member.
     (d) If the total Tax-Deferred Contributions made on a Member’s behalf during a calendar year beginning January 1, 2006 and the Member’s elective contributions made to other plans during such year reach $15,000 (as adjusted for cost-of-living increases under Section 402(g) of the Internal Revenue Code), the Member may elect to allocate all or any portion of such excess to his Tax-Deferred Contributions under this Plan (but not in excess of the amount thereof for such calendar year) and to have such amount (together with any income allocable to such amount during such calendar year) distributed to him. A Member must make such an election in writing to the Administrative Committee not later than January 31 of the next succeeding calendar year. Distribution of such excess amount (and allocable income thereof) shall be made not later than April 15 following such January 31. The amount which may be distributed pursuant to this sub-section for any calendar year shall be reduced by the amount of any excess Tax-Deferred Contributions previously distributed pursuant to sub-section 4.2(b)(3) for the plan Year beginning in such calendar year.
          4.3 Each Member may also elect to make After-Tax Contributions to the Plan from his Compensation by payroll deduction. After-Tax Contributions of from l% to 25%, in l% increments, of Compensation may be elected by any Member, provided, however, that the minimum rate of After-Tax Contributions shall be 2% rather than 1% unless the Member elects to make Tax-Deferred Contributions of at least 1% of Compensation, and, subject to the following:
          (a) The first 6% of After-Tax Contributions per pay period elected by a Member are sometimes referred to herein as “Basic After-Tax Contributions.” A Member may make Basic After-Tax Contributions only to the extent that the sum of his Tax-Deferred Contribution rate and his Basic After-Tax Contribution rate does not exceed 6% of his Compensation per pay period.
          (b) A Member who is making and continues to make either Basic Tax-Deferred or Basic After-Tax Contributions, or both, which in the aggregate are at least 6% of the Member’s

Compensation, may also make “Supplemental After-Tax Contributions” to the Plan from his Compensation for each pay period by payroll deduction; provided, however, that in no event may the sum of the Member’s Tax-Deferred and After-Tax Contributions exceed 25% of his Compensation.
          (c) Notwithstanding the foregoing provisions of this Section 4.3, Members who are determined by the Administrative Committee to be Highly Compensated Employees may elect a rate of After-Tax Contributions only if such rate is equal to or less than the maximum After-Tax Contribution rate permitted for such Members which the Committee believes is likely to cause the Plan to satisfy the Actual Contribution Percentage Test described in sub-section 5.2(b). The Administrative Committee’s determinations pursuant to this Section 4.3 shall be final and shall not be subject to question by the Trustee, the Insurance Company or any Member or group of Members.
          4.4 Subject to Sections 4.2 and 4.3, a Member may change his rate of Tax-Deferred or After-Tax Contributions at least once a month by calling the Siemens Benefits Service Center or by any other method prescribed by the Administrative Committee.
          4.5 (a) Prior to January 1, 1995, for each Plan Year in which a Member’s Tax-Deferred Contributions and Basic After-Tax Contributions are at least 6% of his Compensation, the difference between 16% of the Member’s Compensation and that amount which was actually contributed pursuant to Sections 4.1 and 4.2 and which was not withdrawn or distributed, shall be known as “Carry-Forward After-Tax Contributions.” Carry-Forward After-Tax Contributions shall not include any contributions attributable to any part of any Plan Year during which a Member was ineligible to make After-Tax Contributions.
               (b) (i) A Carry-Forward After-Tax Contribution arising in a Plan Year may be made in any succeeding Plan Year in the form of one or more single sum payments.
                    (ii) If the Carry-Forward After-Tax Contribution arising in a Plan Year is made in the next succeeding Plan Year, it may also be made by authorized payroll deductions of equal amounts, provided that such payroll deductions are completed within said next succeeding Plan Year.
Effective January 1, 1995, no Carry-Forward After-Tax Contributions may be made.
          4.6 A Member who ceases to be eligible as an Employee, but who remains in the employment of an Employer, or an Affiliated Company other than an Employer, shall have his Tax-Deferred and

After-Tax Contributions automatically suspended as of the date of such change of employment status. Such Member’s Tax-Deferred and After-Tax Contributions may be resumed upon his again becoming an eligible Employee. Such an Employee may not make up suspended Contributions.
          4.7 Except as may otherwise apply under Section 414(u) of the Internal Revenue Code and the regulations hereunder, a Member shall not be entitled to make Contributions, other than a Rollover Contribution, to the Plan, and no deduction shall be made pursuant to his payroll deduction authorization, for any period in which he is not receiving Compensation. In addition, no Tax-Deferred Contributions, other than a Rollover Contribution, shall be made on behalf of such Member during any such period.
          4.8 The Employers shall pay to the Trustee the amount of Members’ Tax Deferred and After Tax Contributions for each month as soon as such amounts can reasonably be segregated from the Employer’s assets, and in no event later than the fifteenth business day of the month following the month in which the contributions are withheld by the Employer.
          4.9 Payment of After-Tax Contributions, Tax-Deferred Contributions and Employer Contributions to the Plan as prescribed in Articles IV and V shall constitute the funding policy and method of the Plan.
          4.10 An Employee (whether or not he is otherwise a Member) may make a Rollover Contribution to the Plan at any time consisting of a “Qualified Plan Rollover Contribution” or a “Qualified Plan Transfer Contribution” as hereinafter prescribed:
          (a) “Qualified Plan Rollover Contribution” means any amount received by an individual from a profit-sharing, pension or stock bonus plan meeting the requirements of Section 401(a) of the Internal Revenue Code, from a qualified annuity plan meeting the requirements of Section 403(a) of the Internal Revenue Code, from an individual retirement account meeting the requirements of Section 408(a) of the Internal Revenue Code or from an individual retirement annuity meeting the requirements of Section 408(b) of the Internal Revenue Code, which is transferred to this Plan in a tax-free rollover satisfying the requirements of Section 402(c), Section 403(a) (4) or Section 408(d)(3)(A)(ii) of the Internal Revenue Code.
          (b) “Qualified Plan Transfer Contribution” means any amount transferred directly to this Plan on behalf of an individual from a profit-sharing, pension or stock bonus plan meeting the requirements of Section 401(a) of the Internal Revenue Code, provided that such transfer is approved by the Board of Directors.

          Notwithstanding anything to the contrary in this Section 4.10, an 0SI Employee may make only one Qualified Plan Rollover Contribution to this Plan consisting of amounts received by such Employee from the GTE Corporation Savings, Investment & Tax-Deferral Plan For Hourly Employees. No Rollover Contribution shall be accepted until the Administrative Committee has determined to its satisfaction based on the facts submitted by the Employee making the Rollover Contribution that the amount transferred meets the applicable requirements of subparagraph (a) or (b) above. The Administrative Committee may prescribe such rules and regulations governing the making of Rollover Contributions as it may deem desirable. Any Qualified Plan Rollover Contribution shall be credited to the applicable Employee’s Rollover Contribution Account. Amounts transferred to this Plan in a Qualified Plan Transfer Contribution shall retain their characterization as contributions pursuant to a qualified cash or deferred arrangement described in Section 401(k) of the Internal Revenue Code, matched and unmatched after-tax employee contributions, employer contributions, and earnings thereon, and shall be credited accordingly to the applicable Employee’s Tax-Deferred Contribution Account, Basic or Supplemental After-Tax Contribution Account and Rollover Contribution Account. Except to the extent that the context indicates otherwise, the term “Member” as used in this Plan shall be deemed to include each Employee who has made a Rollover Contribution to this Plan irrespective of whether such Employee shall have become a Member pursuant to Article III; provided, however, that in no event shall an Employee who has not become a Member pursuant to Article III be entitled to make Tax-Deferred Contributions pursuant to Section 4.2 or After-Tax Contributions pursuant to Section 4.3, or to share in Employer Contributions pursuant to Article V prior to so becoming a Member pursuant to Article Ill. Rollover Contributions shall be disregarded for purposes of Section 6.8.
          (c) Notwithstanding the other provisions of this Section to the contrary, effective March 1, 2001, an Employee whose employment with all Affiliated Companies is terminated shall be able to rollover into the Siemens Savings Plan For Union Employees the amount of any lump sum distribution he may be entitled to receive from the Siemens Pension Plan For Union Employees.
          4.11 Notwithstanding the other provisions of this Article IV to the contrary, Employees who are hired on or after July 19, 2004 by an Employer (other than Employees hired at the Tucker, Georgia or Duluth, Georgia facilities of Siemens Energy & Automation, Inc.) will, as soon as administratively possible after the 30th day after they first become eligible to become a Member of the Siemens Savings Plan For Union Employees, automatically become Members and have deducted from their Compensation Tax-Deferred

Contributions at 3% of their Compensation, unless and until the Employee affirmatively indicates that he or she does not want to participate in the Plan or affirmatively elects to participate at a different contribution rate or on a basis other than as Tax-Deferred Contributions. These automatic contributions shall be placed in the Stable Value Fund of the Plan until such time as the Employee indicates that the contribution is to be placed in another investment fund of the Plan. Such automatic contributions to the Siemens Savings Plan For Union Employees shall be subject to the other provisions of the Plan that are applicable to Tax-Deferred Contributions. Appropriate notices will be provided to Employees in connection with the application of this Section 4.11.
ARTICLE V
EMPLOYER CONTRIBUTIONS
          5.1 (a) Unless otherwise provided in the Plan (including Appendices thereto), each Employer shall make Employer Contributions to the Plan for each month equal to 50% of the Basic Tax-Deferred and Basic After-Tax Contributions made by or on behalf of Members for such month, less any amount of forfeiture then to be applied to reduce such Employer Contributions pursuant to Article XIII.
          (b) Pursuant to sub-section 4.2(b)(3) or sub-section 5.2(c), if the Administrative Committee so determines, each Employer shall make an additional Employer Contribution sufficient in amount to cause the requirements of the Actual Deferral Percentage Test or the Actual Contribution Percentage Test to be satisfied. Such additional Employer Contribution shall be credited to the Tax-Deferred Contribution Accounts of Members who are not Highly Compensated Employees in the proportion that each such Member’s Tax-Deferred Contributions represent of total Tax-Deferred Contributions of all Members in this group for the Plan Year. Employer Contributions made pursuant to this sub-section shall constitute “qualified matching contributions” or additional “matching contributions” and shall satisfy the requirements of Section l.401(k)-1(b)(3) or Section 1.401(m)-1(b)(2) as applicable, of the Treasury Regulations, which are hereby incorporated by this reference.
          (c) This Plan is intended to constitute a profit-sharing plan as referred to in Section 401(a) of the Internal Revenue Code; provided, however, that Employer Contributions and Tax-Deferred Contributions may be made without regard to the existence of current or accumulated profits as permitted by Section 401(a)(27) of the Internal Revenue Code.

          5.2 (a) The Administrative Committee shall determine the maximum permissible rate or amount of Employer and After-Tax Contributions to the Plan which the Administrative Committee believes is likely to cause the Plan to satisfy the Actual Contribution Percentage Test described below. The Administrative Committee’s determinations pursuant to this Section 5.2 shall be final and shall not be subject to question by the Trustee, the Insurance Company or any Member or group of Members.
          (b) The Actual Contribution Percentage Test requires that, for any Plan Year, the Actual Contribution Percentage for the eligible Employees who are Highly Compensated Employees shall not exceed the greater of (i) or (ii) as follows:
          (i) The Actual Contribution Percentage for the eligible Employees other than Highly Compensated Employees, times 1.25, or
          (ii) The Actual Contribution Percentage for the eligible employees other than Highly Compensated Employees, times 2.0; provided, however, that the Actual Contribution Percentage for the Highly Compensated Employees may not exceed the Actual Contribution Percentage for the eligible Employees other than Highly Compensated Employees by more than two percentage points provided, however, that the Actual Contribution Percentage for Highly Compensated Employee shall be further limited to the extent necessary to prevent the multiple use of the alternative limitation in sub-section 4.2(b)(2)(ii) and in paragraph (ii) above.
The Actual Contribution Percentage for either specified group of eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each eligible Employee in such group) of the sum of (i) the amount of the Employer and After-Tax Contributions actually paid to the Plan on behalf of each such eligible Employee for such Plan Year, (ii) all other employee and matching contributions made on behalf of such eligible Employee for such Plan Year under any other plan aggregated with this Plan for purposes of Section 401(a)(4) or Section 410(b) of the Internal Revenue Code, and (iii) in the case of a Highly Compensated Employee, all other employee and matching contributions made on behalf of such eligible Employee for such Plan Year under any other plan subject to Section 401(m) of the Internal Revenue Code in which he is eligible (other than one which may not be aggregated with this Plan), to the eligible Employee’s compensation, as defined in Section 414(s) of the Internal Revenue Code, for such Plan Year. In addition, all or a portion of the Tax-Deferred Contributions actually paid to the Plan on behalf of eligible Employees other than Highly Compensated Employees may be taken into account in determining the Actual Contribution Percentage for such group, provided that the Plan continues to satisfy the Actual Deferral

Percentage Test under sub-section 4.2(b)(2) without regard for such amount of Tax-Deferred Contributions taken into account hereunder. The Actual Contribution Percentage Test shall be calculated in accordance with Section 401(m) of the Internal Revenue Code and Treasury Regulations thereunder, which are hereby incorporated by this reference. For purposes of performing the Actual Contribution Percentage Test under Section 5.2(b), current year data with regard to eligible Employees other that non Highly Compensated Employees shall be used.
          (c) In the event that at the end of the Plan Year it is determined that the Plan would otherwise fail to satisfy the Actual Contribution Percentage Test for that Plan Year, or in order to prevent multiple use of the alternative limitation, the Administrative Committee may determine either (i) that an additional Employer Contribution shall be made pursuant to sub-section 5.1(b) or (ii) to reduce the amount of Contributions allocated to the Accounts of Highly Compensated Employees in a manner similar to that set forth in sub-section 4.2(b)(3)(ii), and to have such amounts (together with any income allocable to such amounts for such Plan Year) paid to such Highly Compensated Employees in accordance with Section 401(m) of the Internal Revenue Code and Treasury Regulations thereunder, to the extent the Administrative Committee deems necessary so as to cause the Plan to satisfy the Actual Contribution Percentage Test, such reduction to be made in the following order of priority:
          (i) Supplemental After-Tax Contributions,
          (ii) Basic After-Tax Contributions and corresponding Employer Contributions, and
          (iii) any additional excess Employer contributions, except that non-vested Employer Contributions shall not be paid but shall be forfeited and applied under Article XIII. The earnings (or losses) allocable to excess contributions shall be determined by multiplying the earnings (or losses) allocable to the Highly Compensated Employee’s After-Tax Contributions and Employer Contributions on his behalf for the Plan Year by a fraction, the numerator of which is the excess contributions on behalf of the Highly Compensated Employee for the Plan Year and the denominator of which the sum is the Highly Compensated Employee’s After-Tax Contributions and Employer Contribution account balances on the last day of the Plan Year reduced by the earnings (or increased by the losses) allocable to such account balances for the Plan Year. Any amounts to be distributed to a Highly Compensated Employee pursuant to this sub-section 5.2(c) shall be made within 12 months after the close of the Plan Year in which the Plan failed to satisfy the Actual Contribution Percentage Test.

          5.3 As soon as practicable after the posting of the Employee’s Basic Tax Deferred Contributions or Basic After Tax Contributions to the Employee’s Accounts by the Plan’s recordkeeper, each Employer shall pay or transfer to the Trustee the amount of its Employer Contribution for such month prescribed by Section 5.1
ARTICLE VI
MEMBERS’ ACCOUNTS
          6.1 There shall be established and maintained for each Member to the extent applicable:
(a)	a Basic After-Tax Contribution Account;

(b)	a Tax-Deferred Contribution Account;

(c)	an Employer Contribution Account;

(d)	a Supplemental After-Tax Contribution Account;

(e)	a Supplemental Tax-Deferred Contribution Account;

(f)	a Rollover Contribution Account; and

(g)	a GSOP Account
          6.2 The Administrative Committee shall establish and maintain (or cause to be established and maintained) the applicable Accounts for each Member.
          6.3 The amount of a Member’s Basic After-Tax Contributions shall be credited to his Basic After-Tax Contribution Account.
          6.4 The amount of a Member’s Basic and Supplemental Tax-Deferred Contributions shall be credited to his Tax-Deferred Contribution Account.
          6.5 The amount of a Member’s Supplemental After-Tax Contributions and Carry-Forward After-Tax Contributions shall be credited to his Supplemental After-Tax Contribution Account. Effective January 1, 1995, no Carry-Forward After-Tax Contributions may be made.
          6.6 The aggregate amount of an Employer’s Contributions, including the amount of forfeitures then to be applied to reduce the Contributions of such Employer pursuant to Article XIII, shall be credited to the Employer Contribution Accounts of Members employed by such Employer, in amounts equal to the appropriate percentage of each Member’s Basic Tax-Deferred and Basic After-Tax Contributions determined pursuant to Section 5.1, when credited pursuant to Section 6.7(2).
          6.7 As of the end of each business day, the net worth of the assets of each investment fund under Article VII of the Plan shall be determined. In determining such net worth, the Trustee or Insurance Company shall evaluate the assets of the investment fund under Article VII of the Plan at their fair market value as of such day and shall deduct any liabilities or other amounts properly chargeable against such investment fund. The assets of the investment fund shall be allocated among the account balances of Members in the investment fund in the following manner:
          (1) The balance for each Member in the investment fund as of the preceding business day, after reduction by any withdrawals or distributions made as of such day the (“opening balance”) shall be determined.
          (2) The opening balance shall be increased by and credited with the dollar amount of Contributions credited to the investment fund since the preceding business day, (the “adjusted balance”), and shall include all deductions from all paychecks preceding that day that have been posted to the Plan.
          (3) The fair market value of the investment fund on the day of valuation shall be apportioned to each Member in the ratio that the adjusted account balance for such Member as of the day of valuation bears to the total of the adjusted balances in the investment fund as of such valuation date. The fair market value of a guaranteed income contract issued by an Insurance Company or of an interest thereunder shall be measured by the amount held under such contract or in respect of such interest as reported by the Insurance Company. In the case of the Fixed Rate Fund described in Section 7.2 hereof, the foregoing calculation shall be made separately with respect to the separate portion of the investment fund allocable to each of the Employers.
          6.8 (a) The term “Account Addition” means, for any Member for any limitation year, the sum of:
          (1) the Employer Contributions and Tax-Deferred Contributions under this Plan for the Member’s Accounts including any adjustment under Article XIII, plus any employer contribution allocated to the Member’s account under any other defined contribution plan (as described in Section 414(i) of the Internal Revenue Code), any individual medical account (as described in Section 415(l) of the Internal Revenue Code) or any key employee’s post-retirement medical benefit account (as described in Section 4l9A(d) of the Internal Revenue Code) maintained by an Employer or an Affiliated Company,
          (2) the Member’s After-Tax Contributions under this Plan, plus any employee contribution allocated to the Member’s account under any other plan maintained by an Employer or an Affiliated Company, and
          (3) forfeitures allocated to the Member’s account under any other defined contribution plan maintained by an Employer or an Affiliated Company.
          (b) Effective for limitation years beginning after December 31, 2001, the total Account Addition for any Member for any limitation year shall not exceed the lesser of:
(1)	$40,000 (as adjusted for cost of living increases as provided in Section 415(d) of the Internal Revenue Code pursuant to regulations thereof); or

(2)	100% of the Member’s total compensation (within the meaning of Treasury Regulation §1.415-2(d)) for such limitation year.
If a Member’s Account Addition for any limitation year exceeds the foregoing limitation, his Supplemental After-Tax Contributions for the Plan Year, if any, and allocable income thereon shall be reduced and returned to the Member. If, after returning such contributions to the Member, an excess still exists, his Basic After-Tax Contributions and the related Employer Contributions for the Plan Year (and allocable income thereon) shall then be reduced proportionately; such Basic After-Tax Contributions shall be refunded to him as soon as practicable. If further reduction is necessary, his Tax-Deferred Contributions and any related Employer Contributions and allocable income thereon shall be reduced proportionately; such Tax Deferred Contributions shall be refunded to him as soon as possible. The amount of any reduction in Employer Contributions shall be held in the Fund and shall be applied as provided in Article XIII to reduce subsequent Employer Contributions.
Effective for limitation years beginning after December 31, 1997, compensation for purposes of Section 415(c)(3) of the Internal Revenue Code includes elective deferrals under Sections 125, 402(g)(3), 402(h)(l)(B), 403(b), and 457(b) of the Internal Revenue Code and employee contributions described in Section 401(h) of the Internal Revenue Code which are treated as employer contributions, and, for Plan Years beginning after December 31, 2000, such compensation also includes qualified transportation benefits under

Section 132(f)(4) of the Internal Revenue Code.
          (c) For purposes of this Section 6.8, the limitation year shall be the Plan Year. All defined contribution plans (whether or not terminated) maintained by an Employer or an Affiliated Company shall be treated as one defined contribution plan, provided that for purposes of this Section 6.8, “Affiliated Company” shall have the meaning set forth in sub-section 2.1(b) except that the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” in each place such latter phrase appears in Section 1563(a)(1) of the Internal Revenue Code referenced in Section 414(b) thereof.
          (d) The combined limitation that was in effect pursuant to Section 415(e) of the Internal Revenue Code for limitation years beginning prior to January 1, 2000 ceased to apply to this Plan (and to plans merged into this Plan) for limitation years beginning on or after January 1, 2000.
ARTICLE VII
INVESTMENT FUNDS
          7.1 Each Member shall be entitled to direct that Contributions to be credited to his Accounts shall be invested (in integral multiples of 1%) in one or more of the Stable Value Investment Option, the LifeCycle Investment Portfolios, the Siemens AG Stock Investment Option, U.S. Large Cap Stock Investment Option, U.S. Small Cap Stock Investment Option, Non U.S. Developed Markets Stock Investment Option, Non U.S. Emerging Markets Investment Option, Core Bond Investment Option, High Yield Bond Investment Option, and/or the Self-Directed Brokerage Account Investment Option. A Rollover Contribution made by a Member to the Plan shall be invested in accordance with the last investment directions the Member has made, as an active Member of the Plan, with respect to contributions credited to his account in the Plan.
          In the absence of a Member’s direction as to the investment of Contributions credited to his Accounts, such Contributions shall be invested 100% in the Stable Value Fund.
          Each Member may also elect to change prospectively his investment funds and the amount to be invested in a particular investment fund for amounts that have already been contributed to his Accounts, in any dollar amount, without any limitation on the frequency of such elections, by calling the Siemens Benefits Service Center or by any other method prescribed by the Administrative Committee. Notwithstanding the foregoing, the Administrative Committee may place a restriction on the amount of time during which an amount transferred to a particular investment option from another investment option in the Plan must remain in that investment option, before it can be transferred to another investment option in the Plan.
          7.2 Stable Value Investment Option
          Amounts allocated to the Stable Value Investment Option are invested in a diversified portfolio of investment contracts with insurance companies, banks, or other financial institutions. The rate paid on the Stable Value Investment Option is the average yield being earned by all of the investments and changes on a daily basis to reflect variations in the average rate being earned on the investments. It is designed to provide a steadily increasing principal value.
          7.3 LifeCycle Investment Portfolios
          The LifeCycle Investment portfolios are a family of five diversified mutual funds designed to meet long-term investment goals based on various time horizons. Each LifeCycle portfolio carries a date, indicating the year when the Member is expected to begin withdrawing his assets. Each LifeCycle portfolio aims for its highest returns early in its life, and then gradually shifts into an increasingly conservative investment mix. The Investment Manager for these investment portfolios evaluates the risks and potential rewards of the different asset classes and may adjust the investment mix to maximize investment returns as appropriate for the portfolios’ investment time periods. Interest and dividends earned by each portfolio are re-invested in that portfolio.
          7.4 Siemens AG Stock Investment Option
          The objective of the Siemens AG Stock Investment Option is to track the performance of Siemens AG ordinary shares. Amounts allocated to this investment option will be invested in Siemens AG American Depositary Shares (“ADSs”), which are traded on the New York Stock Exchange and evidenced by Siemens American Depositary Receipts (“ADRs”). The value of this investment option is determined by the market price of Siemens ADSs, which is expected to closely track the market price of Siemens AG ordinary shares as traded in other markets. Amounts allocated to this investment option are invested solely in Siemens ADRs except for a small amount of cash held for liquidity purposes. This investment option is not an actively managed fund and its investments are made without regard to stock price or investment outlook. Cash dividends on Siemens AG ordinary shares are allocated to investors in this investment option in cash at the rate of 85% of the full dividend due to foreign withholding taxes. Since dividends are reinvested in units, the number of units in this investment option will increase when dividends are paid.
          7.5 U.S. Large Cap Stock Investment Option
          Amounts allocated to the U.S. Large Cap Stock Investment Option are invested in one or more portfolios whose objective is to seek to achieve long-term capital growth while generating returns that are generally higher than U.S. large capitalization stock market averages as measured by the benchmark Standard & Poor’s 500 Index. The U.S. Large Cap Stock Investment Option aims to achieve this by investing in a widely diversified portfolio of select stocks issued primarily by large and medium-sized companies. In order to reduce the variability of this option relative to the S&P 500 index, and to minimize investment management fees, approximately 75% of the amounts held under this option will be invested in an S&P 500 Index portfolio.
          7.6 U.S. Small Cap Stock Investment Option
          Amounts allocated to the U.S. Small Cap Stock Investment Option are invested in one or more portfolios whose objective is to increase the value of the participant’s original investment over the long term, primarily through investments in a diverse group of small U.S. companies whose securities are traded in the U.S. securities markets. This option has as its benchmark the Russell 2500 Index.
          7.7 Non U.S. Developed Markets Stock Investment Option
          Amounts allocated to the Non U.S. Developed Markets Stock Investment Option are invested in one or more portfolios whose objective is to achieve long-term capital growth by investing in the securities of companies that are based outside the U.S., and traded on or located in what are generally regarded as developed equity markets. These countries are considered to have well-developed, smoothly functioning capital markets and an underlying legal structure that supports financial investment. This option’s market performance benchmark is the Morgan Stanley Capital International Europe, Australasia, Far East (MSCI EAFE) index. In addition to the risks associated with investment in equity securities, this option carries with it risks attributable to exposure to fluctuation in foreign currencies.
          7.8 Non U.S. Emerging Markets Stock Investment Option
          Amounts allocated to the Non U.S. Emerging Markets Stock Investment Option are invested in one or more portfolios whose objective is to achieve long-term capital growth by investing in securities of companies that are based outside the U.S., and traded on or located in what are generally regarded as emerging equity and financial markets. In addition to the risks associated with investment in equity securities, this option carries with it risks attributable to exposure to fluctuation in foreign currencies, and risks associated with less highly developed securities markets, including political and operational risks. Designation as an emerging market is determined by a number of factors such as gross domestic product per capital; local government regulations; perceived investment risk; foreign ownership limits and capital controls; or the general perception of the investment community when determining an ‘emerging’ classification of a market (Source: Morgan Stanley Capital International). This option’s performance benchmark is the MSCI Emerging Markets Free Index.
          7.9 Core Bond Investment Option
          Amounts allocated to the Core Bond Investment Option are invested in one or more portfolios whose objective is to realize a total return that exceeds that of Lehman Brothers Aggregate Bond Index, while maintaining overall risk which is similar to this index. Under this investment option, amounts are invested in a variety of investment grade fixed income securities, and the market performance benchmark is the Lehman Brothers Aggregate Bond Index. Investments under this option include, but are not limited to, fixed-income securities issued by the U.S. Government and Agencies, corporations, mortgage-backed issuers, asset-backed issuers, U.S. dollar-denominated securities of foreign issuers, and preferred stocks.
          7.10 High Yield Bond Investment Option
          Amounts allocated to the High Yield Bond Investment Option are invested in one or more portfolios whose objective is to earn high current income by investing in a diversified portfolio of below-investment grade income securities. A secondary objective is capital appreciation. The average maturity of the portfolio and credit rating of the investment under this option are expected to approximate those of the Merrill Lynch Master High Yield Master II Bond Index. Investments under this option include, but are not limited to, investments in public and corporate fixed-income securities, U.S. dollars fixed income securities of foreign issuers, convertible securities, zero-coupon securities and preferred stocks.
          7.11 Self-Directed Brokerage Account Investment Option
          This option allows Members to invest through a self directed brokerage account (SDB) through Hewitt Financial Services. The SDB account gives Members who want to build and manage their own portfolios an opportunity to invest in a wide range of mutual funds and individual stocks. A Member must leave a minimum balance of $500 in investments in the Plan other than an SDB account or the “Let’s Share” account in order to open and maintain an SDB account, not taking into account changes in the value of accounts other than the SDB account and the “Let’s Share” account that are due solely to market fluctuations in the value of these accounts. Member contributions to the Plan directly from a Member’s paycheck cannot be directed into an SDB account. A Member should not consider this option unless the Member is a sophisticated investor who is willing to take on additional risk and is prepared to assume responsibility for closely monitoring their investments in the SDB account.
ARTICLE VIII
DISTRIBUTIONS FROM FUND
          8.1 Distributions from the Fund shall be charged to the Member’s Accounts in the Fund. The amount of any distribution of less than the Member’s entire balance in his Accounts shall be paid from the Member’s balance in each of the investment funds in which the Member’s Accounts are then invested (determined under Article XI as of the date as of which the distribution is made) in the proportion that the Member’s balance in each such fund bears to the total of the Member’s balances in all such investment funds.
          8.2 The distributable amount in a Member’s Account in the Fund shall be determined on the basis of the value of such Account in accordance with Article XI.
ARTICLE IX
VESTING
          9.1 The Tax-Deferred, Basic After-Tax, Supplemental After-Tax and Rollover Contribution Accounts of each Member are at all times 100% vested in the Member.
          9.2 With respect to Employer Contributions made prior to January 1, 1995, except as provided in Section 9.3, a Member shall acquire a 50% vested interest in his Employer Contributions (and shall be fully vested in any earnings in his Employer Contribution Account attributable thereto) on the date such contributions are allocated to his Employer Contribution Account, and shall be vested in the remaining 50% of such Employer Contributions (and any earnings in his Employer Contribution Account attributable thereto) as of the date which is 24 months after the day as of which the Employer Contributions were allocated to the Member’s Employer Contributions Account, provided that the Member’s Continuous Employment does not terminate prior to the end of such 24 month period.
               With respect to Employer Contributions made on or after January 1, 1995, except as provided in Sections 9.3, a Member shall vest in his Employer Contribution Account based on the number of years of his Continuous Employment (excluding Continuous Employment disregarded pursuant to sub-section 2.1(i)) in accordance with the following schedule:

Years of Continuous	Vested
Employment	Percentage
Less than 2 years	0%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
at least 5 years	100%
          9.3 Notwithstanding Section 9.2, a Member shall become 100% vested in his Employer Contribution Account upon his completion of five Years of Continuous Employment or the occurrence of any of the following events:
(a)	retirement from the Company or an Affiliated Company under the terms of any pension plan maintained by the Company or an Affiliated Company;

(b)	a Member’s death or Disability or termination of employment due to the closing of the facility where he is employed;

(c)	termination of the Plan, partial termination of the Plan which directly affects the Member, or complete discontinuance of contributions; or

(d)	a Member’s attainment of Normal Retirement Age.
          9.4 A Member who ceases to be an eligible Employee without termination of his employment by an Employer will continue to be deemed a Member of the Plan for purposes of vesting in his Employer Contribution Account for as long as he remains in the employment of an Employer or of an Affiliated Company which is not an Employer but is a member of a controlled group of corporations which includes one or more Employers.

          9.5 In the case of a Member who has his Accounts transferred to this Plan in accordance with the provisions of Section 3.1 of this Plan, such Member’s vested portion of such Accounts shall be determined in accordance with the vesting provision of Article IX of the Plan taking in account all the years of Continuous Employment such Member had.
ARTICLE X
WITHDRAWALS
          10.1 (a) A Member, including a former Member who is still employed by an Affiliated Company, may make a withdrawal from his Basic After-Tax, Supplemental After-Tax or Rollover Contribution Account, or from the vested portion of his Employer Contribution Account, by calling the Siemens Benefit Service Center or by any other method prescribed by the Administrative Committee. If a Member has been a member in the Plan, a predecessor plan or, with respect to a Member whose benefit was transferred to this Plan, such transfer or plan, in aggregate for less than five years and such Member withdraws his Basic After-Tax Contributions or Employer Contributions made to the Plan within 24 months of the date as of which the withdrawal is to be made, Employer Contributions shall be suspended on behalf of such Member for a three month period following the end of the month after the withdrawal is made. A withdrawal may be made not more than twice in any Plan Year and may be made as soon as practicable after the withdrawal election is approved, and the amount a Member is permitted to withdraw pursuant to this Section 10.1(a) must be at least $250, or 100% of the amount available for withdrawal if less than $250.
          (b) Withdrawals shall be considered as paid from within each Member’s Accounts in the following order: Supplemental After-Tax Contribution Account, Basic After-Tax Contribution Account, Rollover Contribution Account and Employer Contribution Account. Withdrawals from Supplemental After-Tax Contribution Accounts first, and thereafter from Basic After-Tax Contribution Accounts, shall be apportioned between After-Tax Contributions and earnings thereon in the proportion that the sum of the balance of After-Tax Contributions and earnings not withdrawn for all such accounts bears to the balance of earnings not withdrawn for all such accounts as of the date preceding the date the withdrawal is made.
          10.2 A Member, including a former Member who is still employed by an Affiliated Company, who has reached age 59 1/2, must withdraw his Tax Deferred Contributions first before withdrawing his After-Tax Contributions or Employer Contributions pursuant to Section 10.1, and the number of withdrawals of Tax Deferred Contributions by such Member or former Member who is still employed by an Affiliated Company shall not be limited in any year.
          10.3 A Member who has not reached age 59-1/2 may, by calling the Siemens Benefit Service Center or by any other method prescribed by the Administrative Committee, request a withdrawal from his Tax-Deferred Contribution Account of an amount not greater than the total of his Tax-Deferred Contributions (but not including any contributions credited to such account credited pursuant to Section 5.1(b) or any earnings on such account credited after December 31, 1988) as of, the last business day preceding the date the withdrawal is made but only on account of hardship. For the purposes of this Section 10.3, a withdrawal will be on account of hardship if the distribution is necessary in light of immediate and heavy financial needs of the Member. The determination of the existence of financial hardship and the amount required to be distributed to meet the need created by the hardship shall be made by the Administrative Committee in accordance with uniform and nondiscriminatory standards consistent with Treasury Regulations § 1.401-(k)-1. Notwithstanding the preceding sentence, a distribution will be deemed to be made on account of an immediate and heavy financial need if the distribution is on account of any of the conditions so described under Treasury Regulations § 1.401(k)-1 or published IRS rulings at the time a withdrawal on account of hardship is requested, including but not limited to non-reimbursed medical expenses, tuition for post-secondary education, purchase of a primary residence and prevention of eviction from or foreclosure on the mortgage of a primary residence. Such distribution may include an amount necessary to pay any applicable federal withholding taxes reasonably anticipated to result from such distribution. A Member who makes a hardship withdrawal pursuant to this Section 10.3 shall have taken all available loans and withdrawals under the Plan and all other plans maintained by the Company and its Affiliated Companies.
          A withdrawal will be deemed necessary under this Section 10.3 if
(a) the Administrative Committee receives from the Member a representation that the need cannot be reasonably relieved
(i)	through reimbursement or compensation by insurance or otherwise,

(ii)	by liquidation of the assets of the Member, including assets of the Member’s spouse or their minor children that are reasonably available to the Member,

(iii)	by cessation of Tax-Deferred Contributions and After-Tax Contributions under the Plan or,

(iv)	by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need, and
               (b) the Administrative Committee does not have actual knowledge to the contrary.
               For purposes of the immediately preceding sentence, a need cannot reasonably be relieved by one of the actions listed above if the effect would be to increase the amount of need.
          10.4 When a withdrawal is made under the Plan, the amount of such withdrawal shall be paid from a Member’s balance in each of the investment funds in which the Member’s Accounts are then invested determined as of the last business day preceding the date as of which the withdrawal is made (not including the Self-Directed Brokerage Account and the “Let’s Share” Contribution Account) and the amount of the withdrawal in all cases shall be paid ratably from each of the investment funds in the proportion that each such fund (excluding the Self-Directed Brokerage Account and, until December 20, 2006, the “Let’s Share” Contribution Account) bears to the total of the Member’s balances in all such investment funds (excluding the Self-Directed Brokerage Account and the “Let’s Share” Contribution Account); and that if the Member has no investment funds other than, until December 20, 2006, the “Let’s Share” Contribution Account and the Self-Directed Brokerage Account (except for the minimum balance needed in non Self-Directed Brokerage Account funds to open and maintain a Self-Directed Brokerage Account), the Member must first transfer money from his Self-Directed Brokerage Account into the Plan’s other investment funds before a withdrawal can be taken.
ARTICLE XI
DISTRIBUTIONS
          11.1 (a) Upon a termination of service with all

Employers by a Member who is 100% vested in his Employer Contribution Account, except by reason of the death of the Member, and subject to the provisions of sub-section 11.1(d), the Member shall have distributed to him the amounts credited to his Accounts as soon as practicable following such termination of service; provided that, if the amounts so credited exceed $1,000 for this Plan and plans merged into this Plan (“Applicable Dollar Amount”), the Member may elect to delay distribution (and no distribution may be made prior to the end of the calendar year in which the Member attains age 70 1/2 absent his election to receive a distribution) in which case the amounts credited to his Accounts shall be distributed as of such subsequent date as the Member may elect in accordance with Section 11.3 subject to the limitations set forth in Section 11.6. For purposes of determining if the Applicable Dollar Amount is exceeded, the value of a Member’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Internal Revenue Code.
          The Applicable Dollar Amount of $1,000 shall be increased to $5,000 effective March 15, 2007. Effective March 15, 2007 in the event of a mandatory distribution greater than $1,000, in accordance with the provisions of this Article XI, if the Member does not elect to have such distribution paid directly to an eligible rollover or to receive the distribution directly in accordance with this Article XI, then the plan administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the plan administrator.
          (b) Upon a vesting occurrence described in sub-section 9.3(c), there shall be distributed to each affected Member, in a single lump sum payment, the amounts credited to his Accounts as soon as possible following, such vesting occurrence.
          (c) Upon a Member’s termination of service by reason of death, there shall be distributed to his Beneficiary, in accordance with Section 11.3, the amounts credited to such Member’s Accounts as soon as possible following such Member’s death.
          (d) A Member who terminates employment with all Employers, but who is transferred without intervening employment to the employ of an Affiliated Company which is not an Employer, shall not be entitled to a distribution of his Accounts pursuant to sub-section 11.1(a) until the termination of his employment with such Affiliated Company (or any other Affiliated Company to which he is subsequently transferred without intervening employment), but he shall be entitled to elect, in lieu of any other benefit or form of distribution payable under the Plan, to have the amounts credited to his Accounts transferred directly to a thrift or savings plan maintained by the Affiliated Company which employs such Member, subject to the acceptance of such transferred amounts by the administrator of such thrift or savings plan.
          (e) Notwithstanding any other provision of this Article XI, a Member who (1) has terminated employment with all Affiliated Companies, (2) has attained age 70 1/2 and (3) has not made an election pursuant to this Article XI shall begin to receive a minimum distribution of his Accounts in the Plan beginning by the end of the calendar year in which he attains age 70 1/2 in accordance with the rules under Section 401(a)(9) of the Internal Revenue Code applicable to minimum distributions.
          11.2 Upon a termination of service with all Affiliated Companies by a Member who is not 100% vested in his Employer Contribution Account, there shall be distributed to him, in accordance with Section 11.3, the amounts credited to his Basic After-Tax Contribution, Basic Tax-Deferred Contribution, Supplemental After-Tax Contribution, Supplemental Tax-Deferred Contribution and Rollover Contribution Accounts and the vested balance (which may be zero) in his Employer Contribution Account as soon as practicable following, the date of such termination of service. The non-vested balance in his Employer Contribution Account shall be forfeited as soon as possible following, the Member’s termination of service and applied as permitted in Article XIII. Notwithstanding the foregoing provisions of this paragraph, if the vested balance in the Member’s Accounts exceeds the Applicable Dollar Amount (as defined in sub-section 11.1(a) of the Plan, then (a) such distribution shall not be made to the Member prior to the end of the calendar year in which he attains age 70 1/2, unless such Member requests an earlier distribution, and (b) the non-vested balance in such Member’s Employer Contribution Account shall not be forfeited prior to the earlier to occur of (i) the distribution of the Member’s entire vested Accounts or (ii) the Member’s incurring a five-year break in service (as hereinafter defined). Effective March 15, 2007, the Applicable Dollar Amount shall be increased to $5,000 and shall be subject to the other provisions of the last paragraph of sub-section 11.1(a).
          If (a) a Member’s service with all Affiliated Companies terminates under circumstances covered by this Section 11.2 prior to becoming fully vested in his Employer Contribution Account, and (b) he is subsequently rehired by an Employer or an Affiliated Company prior to incurring a five-year break in service, there shall be re-credited to his Accounts, as soon as practicable following his date of rehire, the amount of the non-vested balance in his Employer Contribution Account forfeited by him (without interest) and he shall thereafter be treated as if his service had not theretofore terminated. The amount so to be re-credited to

Members’ Accounts in a Plan Year shall be deducted from any forfeitures for such Plan Year and, to the extent such forfeitures are not sufficient, Employer Contributions shall be increased.
          If (a) a Member’s service with all Affiliated Companies terminates under circumstances covered by this Section 11.2 prior to becoming fully vested in his Employer Contribution Account, and (b) he is subsequently rehired after incurring a five-year break in service, he shall be eligible to re-participate in the Plan on his date of reemployment but shall have no right to have re-credited to his Accounts any amount forfeited by him by reason of the termination of service. Notwithstanding the foregoing, no forfeiture under the Plan shall occur after termination of the Plan or complete discontinuance of contributions as provided in Section 17.2.
          For this purpose, a five-year break in service is a period of 60 consecutive months, beginning with the date on which the Member’s Continuous Employment ceases and during which the Member does not resume Continuous Employment. In determining whether a Member has a five-year break in service, the first 24 months of any Maternity or Paternity Absence shall be disregarded.
          11.3 Distribution of Accounts.
          The distribution of Accounts under this Plan shall be governed by the following rules:
(a) Termination of service described in Section 11.2. A distribution of Accounts pursuant to Section 11.2 in the event of termination of service with all Affiliated Companies by a Member who is not 100% vested in his Employer Contribution Account can be made under any of the payment methods set forth in Section 11.3 (b).
(b) Vesting occurrence other than death. Any distribution of Accounts, pursuant to Section 11.1, to a Member who is 100% vested in his Employer Contribution Account, except by reason of death, and subject to the provisions of sub-section 11.1(d), shall be made, subject to sub-section 11.3(b) and Section 11.6, in one of the following ways selected by the Member, commencing, in each case, as soon as practicable after, the amount to be distributed is determined and provided, however, that if the aggregate value of a Member’s Accounts does not exceed the Applicable Dollar Amount (as defined in sub-section 11.1(a) and subject to the other provisions of the last paragraph of sub-section 11.1(a)) the distribution will be made only in one lump sum:

(i)	in one lump sum payable at any time up to the end of the calendar year in which the Member attains age 70 1/2; or

(ii)	in part in one lump sum with the balance in installments, commencing no later than the end of the calendar year in which the Member attains age 70 1/2; or

(iii)	in installments, commencing no later than the end of the calendar year in which the Member attains age 70 1/2 ; or

(iv)	if the Member is not disabled, in the form of a Life Annuity provided such election is made on or before March 31, 2002; or

(v)	effective March 1, 2001, up to two partial lump sum payments each calendar year, as selected by the Member, until the Member’s Accounts in the Plan are fully distributed, provided, however, that if the Member’s Accounts have not been fully distributed by the end of the calendar year in which the Member attains age 70 1/2, the balance shall be distributed commencing by the end of the calendar year in which the Member attains age 70 1/2 in one lump sum or in installments.
In no event, however, may any installment payment pursuant to this sub-section 11.3(b) be payable over a period extending beyond the life expectancy of the Member or the joint life and last survivor expectancy of the Member and his spouse. The amount of any distribution to be made in installments shall be held in such Investment Funds under the Plan as elected by the Member, participating proportionately in the gains, losses, income and expenses of such Funds during the distribution period. A Member who is to receive distributions in installments may elect to receive monthly or annual installments. If distributions are made in monthly installments, the amount of each monthly installment shall be determined as of the day of distribution, by dividing the amount then remaining on hand for distribution by the number of monthly installments yet to be made. If distributions are made in annual installments, the amount of each annual installment shall be determined as of the date as of which distributions commence and as of each anniversary thereof by dividing the amount then remaining on hand for distribution by the number of annual installments yet to be made.

A Member who has not commenced receiving payments from his Accounts may change his selection of payment methods under this sub-section by calling the Siemens Benefit Service Center or by any other means prescribed by the Administrative Committee.
          If a Member elects to receive a Life Annuity pursuant to option (iv) above, the Life Annuity shall be (i) if the Member has no Spouse as of the date as of which distributions commence or the Member’s Spouse consents in writing to such election which consent acknowledges the effect of the election and is witnessed by a notary public, a single life annuity paying a level monthly benefit to and for the life of the Member commencing on the date as of which the amount to be distributed is determined providing that, if the Member has not received payments for 120 months at the time of his death, such payments will continue to the Member’s Beneficiary until 120 monthly payments have been made to the Member and his Beneficiary, or (ii) if the Member has a Spouse on such date, a joint and survivor annuity, actuarially equivalent to the life annuity described in clause (i), providing a reduced monthly benefit commencing on the date as of which the amount to be distributed is determined payable to and for the life of the Member, providing further that, if the Member has not received payments for 120 months at the time of his death, such payments will continue to the Member’s Spouse until 120 monthly payments have been made to the Member and his Spouse, and in the event his Spouse is surviving at the end of such 120-month period, a benefit payable to and for the life of such Spouse, in an amount equal to one-half of the reduced amount payable to the Member. No further payments shall be made pursuant to clause (ii) of the preceding sentence in the event that both the Member and his Spouse die before the end of such 120-month period. The annuities described in the preceding sentences shall be provided through the purchase, by the Trustee, of a single-premium life annuity contract from an insurance company licensed to do business in the United States. The premium for the life annuity contract shall be the entire balance in the Member’s Accounts on the date his benefits commence. The Member shall have the right to elect, revoke or change any election under option (iv) at any time during an election period meeting the requirements of Section 417(a)(6) of the Internal Revenue Code, provided the Member obtains any necessary written spousal acknowledgment and consent. The Administrative Committee shall, prior to the date on which a Member becomes eligible for benefits under this sub-section (b) notify the Member of the provisions of this sub-section. The Administrative Committee may promulgate such rules and regulations it deems advisable and appropriate for administration of this sub-section.
          Further, notwithstanding any other provisions to the Plan, the elections under paragraph (iv) of this sub-section shall only apply with respect to the aggregate value of amounts in the Member’s Accounts as of December 31, 1994. Any amounts that exceed the aggregate value of the Member’s Accounts as of December 31, 1994 may only be distributed to the Member as a lump sum, if the amount of the distribution from the Member’s Accounts does not exceed the Applicable Dollar Amount as defined in Section 11.1(a) or if the amount does exceed the Applicable Dollar Amount as defined in Section 11.1(a) only those options available under Section 11.b(i),(ii), (iii) and (v) are available.
          Notwithstanding any of the provisions of this Article XI to the contrary, effective April 1, 2002, the only distribution option or options available to a Member under sub-section 11.3(b) shall be those options set forth in sub-sections 11.3(b)(i),(ii),(iii) and (v).
          (c) Death.
A. If (i) the Member dies before any payments of his Accounts in the Plan have been made to him and the aggregate value of the Member’s Accounts does not exceed the Applicable Dollar Amount (as defined in sub-section 11.1 (a)) or (ii) the Member dies after payments of his Accounts in the Plan have commenced and there is still a remaining amount in the member’s Accounts in the Plan, the Member’s Beneficiary may select a distribution of the Member’s Accounts in one of the following ways:
(1)	in one lump sum; and (a) if the Beneficiary is the spouse, the lump sum can be payable at any time up to the later of the end of the calendar year in which the Member would have attained age 70 1/2 or the end of the calendar year in which the Member dies or (b) if the Beneficiary is not the Member’s spouse, the lump sum shall be payable by no later than the end of the calendar year following the calendar year in which the Member dies; or

(2)	in part in one lump sum with the balance in installments; over a period not to exceed the life expectancy of the Beneficiary, and (a) if the Beneficiary is Member’s spouse, the installments shall commence no later than the later of the end of the calendar year in which the Member would have attained age 70 1/2 or the end of the calendar year in which the Member dies or (b) if the Beneficiary is not the Member’s spouse, the installments shall commence by no later than the end of the calendar year following the calendar year in which the Member dies; or

(3)	in installments over a period not to exceed the life expectancy of the Beneficiary, and (a) if the Beneficiary is the Member’s spouse, the installments shall commence no later than the later of the end of the calendar year in which the Member would have attained age 70 1/2 or the end of the calendar year in which the Member dies or (b) if the Beneficiary is not the Member’s spouse, the installments shall commence by no later than the end of the calendar year following the calendar year in which the Member dies; or

(4)	up to two partial lump sum payments each calendar year, as elected by the Beneficiary, until the Member’s Accounts in the Plan are fully distributed, provided, however, that (a) if the Beneficiary is the Member’s spouse, if the Member’s Accounts have not been fully distributed by the later of the end of the calendar year in which the Member attains age 70 1/2 or the end of the calendar year in which the member dies, the balance shall be distributed commencing as of the end of such calendar year in installments over a period not to exceed the life expectancy of the Beneficiary or as a lump sum or (b) if the Beneficiary is not the Member’s spouse, the balance shall be distributed in installments commencing no later than the end of the calendar year following the calendar year in which the Member dies over a period not to exceed the life expectancy of the Beneficiary or as a lump sum.
The amount of any distribution to be made in installments to the Beneficiary of a Member shall be held in such Investment Funds under the Plan as elected by the Beneficiary, participating proportionately in the gains, losses, income and expenses of such Funds during the distribution period. If distributions are made in monthly installments, the amount of each monthly installment shall be determined as of the day of distribution, by dividing the amount then remaining on hand for distribution by the number of monthly installments yet to be made. If distributions are made in annual installments, the amount of each annual installment shall be determined as of the date as of which distributions commence and as of each anniversary thereof by dividing the amount then remaining on hand for distribution by the number of annual installments yet to be made.
Notwithstanding the foregoing, in the case of a Member who

has elected a Life Annuity under sub-section 11.3(b)(iv) prior to April 1, 2002, and who dies before the benefit commencement date, the foregoing rules shall not apply, and the Member’s Accounts shall be distributed to his Spouse in the form of a single life annuity paying a level monthly benefit for the life of the Spouse, commencing on the date as of which the amount distributed is determined and providing that if the Spouse has not received payments for 120 months at the time of her death, such payments shall continue for the remainder of such 120-month period to the Spouse’s Beneficiary, unless the Spouse elects to receive payments in a lump sum or in installments pursuant to options (1), (2) or (3) above. The annuity described in the preceding sentence shall be provided through the purchase by the Trustee, of a single-premium life annuity contract from an insurance company licensed to do business in the United States. The premium for the life annuity contract shall be the entire balance in the Member’s Accounts on the date of his death; provided, however, that in no event shall less than 50% of such balance in that Member’s Accounts be applied to purchase the life annuity for the Spouse.
B. Notwithstanding any of the provisions of this Section 11.3(c) to the contrary, if a Member dies after his required beginning date (as defined by section 401(a)(9)(C) of the Code), the payment methods available to a member’s Beneficiary (whether or not the Beneficiary is the spouse of the Member) are subject to the minimum distribution requirements of Section 401 (a) (9) of the Code.
C. If a Member has not designated a Beneficiary for the Member’s Accounts, or if no Beneficiary designation is effective, or if the beneficiary pre-deceases the member without another beneficiary being designated, the member’s Accounts shall be paid in accordance with the provisions of Section 16.7(b) of the Plan.
(d) Transfer of Accounts to Plan of Affiliated Company. A Member who terminates employment with the Employers but who is transferred without intervening employment to the employ of an Affiliated Company which is not an Employer, shall be entitled to elect, in lieu of any other benefit or form of distribution payable under the Plan, to have the amounts credited to his Accounts transferred directly to a qualified thrift or savings plan maintained by the Affiliated Company which employs such Member.

(e) Minimum Distribution Requirements. All distributions under the Plan shall comply with the requirements of Section 401(a)(9) of the Internal Revenue Code, including without limitation, the incidental death benefit requirement in Section 401(a)(9)(G) and will be made in accordance with Final and Temporary Regulations Sections 1.401(a)(9)-1 through 1.401(a)(9)-9. The provisions reflecting Section 401(a)(9) override any distribution options inconsistent with Section 401(a)(9).
          11.4 Distributions shall be charged to the Member’s Accounts in the Fund. The amount of any distribution of less than the Member’s entire balance in his Accounts shall be paid from the Member’s Account in the Plan according to the following order: Supplemental After-Tax Contribution Account, Basic After-Tax Contribution Account, Rollover Contribution Account, Employer Contribution Account, GSOP Account, Supplemental Tax-Deferred Contribution Account, and Basic Tax-Deferred Contribution Account
          11.5 The distributable amount in a Member’s Account shall be determined on the basis of the value of such Account on the day preceding the date as of which such distribution is effected.
          11.6 Unless a Member otherwise elects, the distribution of benefits under the Plan to him shall commence no later than the 60th day after the latest of the close of the Plan Year in which (a) the Member attains age 65, (b) the Member completes 10 years of participation in the Plan, or (c) the Member terminates his service with the Employers and the Affiliated Companies. Notwithstanding the preceding sentence, a Member whose total vested Accounts exceed the Applicable Dollar Amount (as defined in sub-section 11.1(a) of the Plan) shall be required to file a claim for benefits before the payment of benefits will commence, except as may be otherwise required in order to comply with the distribution requirements hereinafter set forth in this Section 11.6. Anything in this Plan to the contrary notwithstanding, effective January 1, 1999, distributions under the Plan to a Member (other than a 5-percent owner, as defined below) shall commence no later than April 1 of the calendar year next following the later of (i) the calendar year in which he attains age 70 1/2 or (ii) the calendar year in which the Member terminates his service with the Employers and the Affiliated Companies. However, notwithstanding the immediately preceding sentence any Member who has attained age 70 1/2 before January 1, 1999 and is still employed with an Affiliated Company, and who is not a 5-percent owner of an Employer within the meaning of Section 416(i)(1)(B)(i) of the Internal Revenue Code (“5- Percent Owner”) shall have a one-time election to either continue receiving or begin to receive distributions of his benefit from the Plan under Section 401(a)(9) of the Internal Revenue Code or else defer receipt of any further benefit payments until he actually retires. If the Member is a 5-Percent Owner, distribution of such Member’s Accounts under the Plan shall commence no later than April 1 of the calendar year next following the calendar year in which he or she attains age 70 1/2, even if such Member has not yet terminated from employment.
          11.7 A Member terminating service with the Employers who elects (or, by operation of sub-section 11.1(a) or 11.1(d) or the first paragraph of Section 11.2, is deemed to have elected) to defer the distribution of his vested Accounts shall continue to be entitled to direct the investment of such vested Accounts in accordance with Article VII pending distribution.
          11.8 Prior to the time a Member commences to receive payments from his Accounts, the Member may change the payment method he has selected under sub-section 11.3 (b). A Member who is receiving payments from his Accounts and who has selected an installment method of payment under sub-section 11.3 may change the remaining period over which the installment payments shall be made (but not more than once within a 12 month period), including selecting an immediate single lump sum payment of the remaining balance, provided, however, the modified payment period cannot exceed the life expectancies of the Member and the Member’s spouse.
          The Beneficiary of a Member may change the payment method the Beneficiary has selected under sub-section 11.3 (c) prior to the time the Beneficiary commences to receive payments from the Account of the Member. If a Member’s spouse has selected an installment method of payment under sub-section 11.3(c), the spouse may change the remaining period over which the installment payments shall be made (but not more than once within a 12 month period), including selecting an immediate single lump sum payment of the remaining balance, provided, however, the modified payment period cannot exceed the life expectancy of the spouse.
          11.9 Effective with withdrawals or distributions made on or after January 1, 1993, notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. Such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:
(1)	the Plan administrator clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(2)	the Member, after receiving the notice, affirmatively elects a distribution.
          For purposes of this Section, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years of more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code; any hardship distribution under Section 401(k)(2)(B)(i)(IV) of the Internal Revenue Code made after December 31, 1998; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
          For the purpose of this Section, an eligible retirement plan is an individual retirement account described in Section 408(a) of the Internal Revenue Code, an individual retirement annuity described in Section 408(b) of the Internal Revenue Code, an annuity plan described in Section 403(a) of the Internal Revenue Code, or a qualified trust described in Section 401(a) of the Internal Revenue Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.
          For purposes of this Section, a distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code, are distributees with regard to the interest of the spouse or former spouse.
          For purposes of this Section, a direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

ARTICLE XII
LOANS
          12.1 (a) A Member who is in the active service of an Employer or a former Member who is still employed by an Affiliated Company may borrow from the Plan an amount which does not exceed the smallest of:
(i)	$50,000 minus the (i) excess of the highest outstanding loan balance of the Member during the twelve months preceding the date as of which the loan is made over (ii) the outstanding balance of loans from the Plan on the date on which such loan is made, or

(ii)	the excess of (a) 50% of the balance of the Member’s vested Accounts determined as of the day preceding the date on which the loan is made, over (b) the outstanding balance of the Member’s loans on such date, or

(iii)	such lesser maximum as the Administrative Committee may establish to apply uniformly to all loans under the Plan.
          (b) The minimum amount of any loan shall be $1,000; loans shall be granted in $50 increments.
          (c) Loans shall be granted for a minimum term of six months, or for a greater term that is an integral multiple of a month up to a maximum term of 4 years; provided that the term of the loan may not result in weekly payments of less than $5.00 or $10.00 bi-weekly. Notwithstanding anything to the contrary in the foregoing sentence, a loan made specifically for the purpose of acquiring a dwelling unit which within a reasonable period of time (determined at the time the loan is made) will be used as the Member’s principal residence may be for a term not to exceed 30 years.
          (d) Loans shall bear a rate of interest as the Administrative Committee may determine from time to time, in guidelines promulgated for such purpose and communicated to Members, in accordance with the provisions of Section 4975(d)(1) of the Internal Revenue Code, Section 408(b)(1) of the Act and the regulations thereunder, and other applicable legal requirements.
          12.2 A Member may request only two loans from the Plan in any Plan Year. No more than two loans to any Member may be outstanding at any time; provided, however, until January 1, 1995, that a Member who makes an application for a loan prior to the repayment of such two outstanding loans shall be granted a new loan only if the Member repays one of his prior outstanding loans, or if the combined balance of the outstanding loan balance of his most recent loan and the loan balance of the new loan is scheduled to be repaid within four years from the date the outstanding loan was first issued.
          12.3 A Member’s application for a loan shall consist of a note to the Trustee or Insurance Company establishing the Member’s personal liability therefor and an authorization for payroll deductions to the extent necessary to satisfy the principal and interest, in such forms as prescribed by the Administrative Committee. In addition, if the Member is married on the date the loan is made, the written consent of the Member’s Spouse to the making of the loan and to the possible reduction of the Member’s Account under the terms of the Plan to satisfy the loan obligation must be obtained. Such consent shall be given within the 90-day period prior to the making of the loan, in such form as prescribed by the Administrative Committee. In addition, a Member requesting a loan for the purchase of a principal residence must submit with the loan application a copy of the executed purchase and sale contract with respect to such residence.
          12.4 Loans shall be repaid by payroll deductions in substantially equal installments computed to repay the principal and interest at the declared rate over the term of such loans. A lump sum repayment of the entire outstanding balance of a loan may be made by the Member at any time; however, partial prepayment shall not be permitted
          12.5 Loans from the Plan shall not operate to reduce a Member’s Accounts when made, but shall be considered a directed investment of such Accounts in the Member’s note to the Trustee or Insurance Company. However, the making of a loan shall not be considered a change of investment election or a transfer election for the purposes of Section 7.1. Each loan shall be made from the Member’s balance in each of the investment funds in which his Accounts are then invested, determined as of the day before the day as of which the loan is made, (not including the Self-Directed Brokerage Account and, until December 20, 2006, the “Let’s Share” Contribution Account) in the proportion that the Member’s balance in each such fund (excluding the Self-Directed Brokerage Account and, until December 20, 2006, the “Let’s Share” Contribution Account) bears to the total of the Member’s balances in all such investment funds (excluding the Self-Directed Brokerage Account and, until December 20, 2006, the “Let’s Share” Contribution Account); and that if the Member has no investment funds other than, until December 21, 2006, the “Let’s Share” Contribution Account and the Self-Directed Brokerage Account (except for the minimum balance needed in non Self-Directed Brokerage Account funds to open and maintain a Self-Directed Brokerage Account), the Member must first transfer money from his Self-Directed Brokerage Account into the Plan’s other investment funds before a loan can be made. Loans shall be considered as made from within each Member’s Accounts in the following order: Tax-Deferred Contribution Account, vested balance in Employer Contribution Account, Rollover Contribution Account, Basic After-Tax Contribution Account and Supplemental After-Tax Contribution Account. Repayment of loans shall be made to such Member’s Accounts in the inverse order from which they were considered as made, and shall be credited for investment in accordance with the Member’s investment election then in effect under Article VII.
          12.6 Each loan to a Member shall be secured by 50% of the vested balance in the Member’s Accounts. In the event of default, the Tax-Deferred Contribution Account shall be considered the last account to be used for satisfaction of the loan balance if a distribution or withdrawal could not then be made from such account pursuant to Section 401(k) of the Internal Revenue Code.
          12.7 Anything in the Plan to the contrary notwith-standing, a Member shall not be permitted to make any withdrawal or funds which would reduce the aggregate balance of his vested Accounts below an amount equal to the outstanding principal balance (and accrued interest thereon) of his loans from the Plan.
          12.8 In the event of termination of employment with all Employers, a Member’s loan balance and accrued interest shall become due and payable and, if such loan balance and interest is not repaid within 60 days after such termination of employment, the Member shall be deemed to have elected a withdrawal in such amount and such deemed withdrawal will be applied to satisfy the Member’s liability on the loan.
          12.9 The Administrative Committee may prescribe such other terms and conditions for loans not inconsistent with the foregoing requirements as the Administrative Committee may deem desirable.

ARTICLE XIII
APPLICATION OF FORFEITURES
          Any amount which shall be forfeited by a Member pursuant to Section 5.2, 6.8(b) or 11.2 shall be applied, as soon as practicable, to reduce Employer Contributions.
ARTICLE XIV
FUNDING
          The Company, by action of the Board of Directors, shall designate the Trustee or Trustees or Insurance Company to act under the Plan. The Company may, without reference to or action by any Employee, Member or Beneficiary or any other Employer, enter into a trust agreement or agreements with the Trustee or Trustees or a contract or contracts or policy or policies with the Insurance Company and from time to time enter into further agreements with either amending the same. The Company may at any time remove the Trustee or Trustees and appoint a successor Trustee or Trustees or may designate an additional or substitute Insurance Company.
ARTICLE XV
ADMINISTRATION
          15.1 (a) The Plan shall be administered by the Administrative Committee and the Investment Committee which shall have the respective powers, duties and responsibilities set forth in specific provisions of the Plan and otherwise in accordance with the Sections of this Article XIV for carrying out the provisions of the Plan.
          (b) There shall be ten members of the Administrative Committee, composed of the Director of Employee Benefits of Siemens Corporation, as chairperson, a designee appointed by the Vice President-Controller of Siemens Corporation and eight representatives of Affiliated Companies designated from time to time by the Vice President of Human Resources of Siemens Corporation. . There shall be six members of the Investment Committee, composed of the Chief Financial Officer of the Company, as chairperson; Vice President, Treasurer of the Company; Vice President — Human Resources of the Company; Senior Vice President — Legal Counsel of the Company; Vice President — Mergers

& Acquisitions of the Company; and Vice President — Accounting & Controls of the Company. A member of either of the Committees may, but need not, be a Member of the Plan. Each person appointed a member of either of the Committees shall signify his acceptance by filing a written acceptance with the Board of Directors and with the secretary of the applicable Committee. Any member of either of the Committees may be removed by the Board of Directors or may resign by delivering his written resignation to the Board of Directors and to the secretary of the applicable Committee.
          (c) The chairperson of each of the Committees shall appoint a secretary for such Committee, who need not be a Member of the Plan nor a member of such Committee. Each of the Committees may delegate to one or more sub-committees comprised of its members the powers of such Committee as its members shall determine; may authorize one or more of its members or any agent to exercise any of such Committee’s powers, ministerial or discretionary, or to execute or deliver any instrument or make any payment in its behalf; and may employ such counsel, accountants, actuaries and other agents and clerical services as it requires in carrying out the provisions of the Plan over which such Committee has any responsibility.
          (d) Each of the Committees shall hold meetings upon such notice, at such place or places, and at such time or times as its members may determine from time to time. A numerical majority of the members of the applicable Committee then in office shall constitute a quorum for the transaction of such Committee’s business. All resolutions or other actions taken by the applicable Committee shall be by the vote of a three-fifths majority of those present at a meeting, or by a writing signed by at least three-fifths of all members at the time in office if they act without a meeting.
          (e) All expenses incurred in connection with the administration of the Plan and the Fund, including but not limited to the compensation of the Trustee, Insurance Company and the members of the Committees, administrative expenses and proper charges and disbursements of the Trustee, Insurance Company and the Committees, and compensation and other expenses and charges of any actuary, legal counsel, accountant, investment advisor, broker, specialist or other person employed by the Trustee, Insurance Company or either of the Committees, shall be borne by the respective Employers in such proportions as shall be agreed upon based upon the inclusion in the Plan of their respective Employees (effective January 1, 1995, all such expenses shall be paid from the Fund unless paid by the respective Employers in such proportions as shall be agreed upon based upon the inclusion in the Plan of their respective Employees); provided, however, that no member of either of the Committees shall receive any compensation for his services as such except as the Act may permit. Brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities by the Trustee shall be deemed to be part of the cost of such securities, or deducted in computing the proceeds therefrom, as the case may be. Taxes, if any, on any assets held by the Trustee shall be charged appropriately against the Member’s Accounts in such manner as the Investment Committee shall determine.
          15.2 (a) The Administrative Committee shall be responsible for the administration, interpretation and compliance requirements pertaining to the Plan. These responsibilities include, but are not limited to, reviewing claims and adjudicatory appeals; monitoring Plan compliance with laws, regulations and court decisions as related to Plan design, administration, communication and reporting requirements; approving actuarial tables for optional forms of benefit payments; and approving jointly with the Investment Committee, the payment of administrative expenses from the Fund. Subject to the provisions of the Plan, the Administrative Committee shall from time to time establish rules for the carrying out of its duties and responsibilities under the Plan.
          (b) If any claim for benefits under the Plan is denied, the Administrative Committee shall give notice in writing, by registered or certified mail, of such denial to the affected Member or Beneficiary, setting forth the specific reasons for such denial and advising him that he may request further review by the Administrative Committee of the decision denying such claim by filing with the Administrative Committee, within 60 days after the date of mailing of such notice, a request for such review. If the Member or Beneficiary files such request for review, such review shall be made within sixty (60) days after the receipt of a written request for such review unless a hearing is necessitated to determine the facts and circumstances, in which event a decision shall be rendered as soon as possible, but not later than one hundred and twenty (120) days after receipt of a request for review.
          (c) The decisions of the Administrative Committee or its actions with respect to the Plan and the records of the Committee shall be conclusive and binding upon each Employer and all persons having or claiming to have any right or interest in the Plan or Fund. The Administrative Committee has full and exclusive discretionary authority under the Plan to determine eligibility for benefits and to construe the terms of the Plan. Any interpretation or determination made pursuant to such discretionary authority shall be given full force and effect unless it can be shown that the interpretation or determination was arbitrary and capricious.

          15.3 (a) The Investment Committee shall be responsible for investing the assets of the Plan and monitoring the investment performance of the investment funds made available from time to time under the Plan for investment of Members’ Accounts. The Investment Committee also shall be responsible for selecting and monitoring the appropriate fund managers for each such investment fund, and shall be responsible for selecting and monitoring the Trustee and/or Insurance Company. These responsibilities include, but are not limited to, determining asset allocation; insuring compliance with laws, regulations and court decisions concerning Plan assets; and, approving jointly with the Administrative Committee, fees paid from the Fund for investment managers, trustee fees and related charges.
          (b) The decisions of the Investment Committee or its actions with respect to the Plan and the records of the Committees shall be conclusive and binding upon each Employer and all persons having or claiming to have any right or interest in the Plan or Fund.
          15.4 The members of each of the Committees and each Employer and the Company and the officers and directors of each Employer or of the Company shall be entitled to rely upon all tables, valuations, certificates and reports made by any duly appointed actuary or accountant, and upon all opinions given by any duly appointed legal counsel. The members of each of the Committees and each Employer and the Company and the officers and directors thereof shall be fully protected in respect of any action taken or permitted by them in good faith in reliance upon such tables, valuations, certificates, reports or opinions and all actions so taken or permitted shall be conclusive upon each of them and upon all persons having or claiming to have any interest in or under the Plan. With respect to actions so taken, no member of either of the Committees or any officer or director of the Employer or the Company shall be personally liable by virtue of any instrument made or executed by him or on his behalf as a member of the applicable Committee or any officer or director of the Employer or the Company, or any mistake of judgment made by him or any other member of the applicable Committee or any officer or director of the Employer or the Company, nor for any neglect, omission or wrongdoing of any other member of the applicable Committee or any officer or director of the Employer or the Company or of anyone employed by an Employer or the Company, nor for any loss unless resulting from his own gross negligence or willful misconduct, except as the Act may otherwise require. Each person who is or has been a member of either of the Committees or who is or has been an officer or director of an Employer or Company shall be indemnified, with respect to actions so taken, by the Employers or the Company against expenses and losses

(including amounts paid in settlement with the approval of the Company) reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party or with which he shall be threatened by reason of his being, or having been, a member of the applicable Committee or an officer or director of an Employer or the Company, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of his duty as such member of the applicable Committee or as an officer or director of an Employer or the Company. The foregoing rights of indemnification shall be in addition to any other rights to which any member of each of the Committees or such officer or director of the Employer or the Company may be entitled as a matter of law.
          15.5 Special Authority in the Event of a Divestiture. In the event of a divestiture either through a sale of stock, assets only or substantially all of the assets and liabilities of an Employer or a division thereof, the Administrative Committee shall have both the discretion and the authority, consistent with the terms of the applicable Agreement of Purchase and Sale, and on the basis of uniform and nondiscriminatory rules, to take all necessary and proper action to transfer such assets of the Plan to a successor qualified plan under Section 401(a) of the Internal Revenue Code as may be required by said Agreement and/or:
          (a) to designate Members, employed by the Employer or division thereof being divested, as having a 100% vested interest with respect to all Employer Contributions and income thereon allocated to their respective Member Account(s) as of or after the effective date of sale regardless of the Members’ years of Continuous Employment with the Company or an Affiliated Company; and/or
          (b) to allocate the Employer Contribution for any calendar year to Members employed by the Employer or division thereof being divested, as of the Closing Date or some later date prior to the end of the calendar year, as determined by the Administrative Committee, pursuant to the allocation provision for Employer Contributions set forth in Section 5.1 hereof, but accruing liability for said Employer Contribution as of the designated allocation date. Further, notwithstanding anything to the contrary in Article V, payment may, at the discretion of the Administrative Committee on the basis of uniform and nondisriminatory rules not inconsistent with the terms of the applicable Agreement of Purchase and Sale, be made by the Company to the Trustee no later than 90 days following the later of the Closing Date or any date designated by the Administrative Committee, prior to the December 31 following a Member’s separation from service. The Employer or successor thereto, whose employees are recipients of this early Employer Contribution, shall pay to the Company not later than the date on which the remaining Employer Contribution is paid to the Trustee for the calendar year, the amount of the total accrued Employer Contribution liability for all Members employed by the divested Employer or division thereof, whose employment terminated in the calendar year.
          Notwithstanding anything to the contrary in the provisions of Section 5.1 hereof, the Company, at the discretion of the Investment Committee, shall make such additional contributions in cash to the Fixed Rate Fund of the Plan as may be required for any calendar year, equal in amount to any market value adjustment penalties imposed under the terms of any guaranteed income contract in which the assets of said Fund are invested, resulting from the transfer of assets attributable to the Accounts of Employees of an Employer or a division thereof, which, pursuant to an Agreement of Purchase and Sale, are transferred to a tax-qualified defined contribution plan maintained by the acquiring company or a subsidiary thereof. In the event the Company makes the additional contribution herein described, the Employer(s) each shall pay to the Company the allocable amount of their accrued liability for such additional contribution as determined by the Administrative Committee. The additional contributions and all such payments shall be made not later than the date designated by the Administrative Committee.
          15.6 Special Authority in the Event of a Plant Closing
          In the event of the cessation of operations at any plant or establishment of an Employer, the Administrative Committee shall have both the discretion and the authority to take all necessary and proper action to:
          (a) designate, on a uniform and nondiscriminatory basis, Members employed at any plant or establishment of an Employer who cease to be Employees as a result of the cessation of operations at said plant or establishment as having a 100% vested interest in their Employer Contribution Accounts as of any date established by the Administrative Committee not later than the date of complete cessation of operations at the plant or facility regardless of the Members’ years of Continuous Employment with the Company or an Affiliated Company; and/or
          (b) allocate the Employer Contribution for any calendar year to Members who cease to be Employees as a result of the cessation of operations at a plant or establishment of an Employer, on a uniform and nondiscriminatory basis, as of any date(s) prior to the end of the calendar year established by the Administrative Committee as the allocation date(s), pursuant to the allocation provision for Employer Contributions set forth in Section 5.1, but accruing liability for the Employer Contribution as of the designated allocation date. Further, notwithstanding anything to the contrary in Article V, payment for the Employees vested in the Employer Contribution pursuant to subparagraph (a) of this Section 15.6 may be made by the Company to the Trustee no later than 90 days following the date designated by the Administrative Committee as the allocation date. The Employer, or successor thereto, whose employees are recipients of this early Employer Contribution shall pay to the Company not later than the Employer Contribution is paid to the Trustee for the calendar year, the amount of the total accrued Employer Contribution liability for all Members whose employment terminated in the Plan as a result of the cessation of operations of the plant or establishment.
ARTICLE XVI
APPROVAL BY THE INTERNAL REVENUE SERVICE
          16.1 The Employer intends to secure a determination that the Plan continues to be a qualified Plan under Section 401 of the Internal Revenue Code.
          16.2 Any modification or amendment of the Plan or the trust agreement or Insurance Company contract may be made retro-actively by the Company, if necessary or appropriate to cause the Plan to qualify or maintain its qualification as a plan and/or trust meeting the requirements of applicable sections of the Internal Revenue Code and/or other Federal and State laws, as now in effect or hereafter amended or enacted or a determination to that effect. Any such modification or amendment, however, shall not adversely affect any right or obligation of any Member theretofore accrued.
ARTICLE XVII
GENERAL PROVISIONS
          17.1 As soon as practicable following the end of each Plan Year the Administrative Committee shall furnish to each Member a statement as of the end of such Plan Year setting forth the balance credited to each of his Accounts in the Fund.
          17.2 All elections, notices, designations and other communications to the Administrative Committee shall be in the respective forms from time to time prescribed by the Administrative Committee and shall be mailed or delivered to the Administrative Committee in care of the Member’s Employer, and shall be deemed to have been duly given upon receipt by the Administrative Committee.

          17.3 The establishment of the Plan shall not be construed as conferring any legal rights upon any Employee or any other person for a continuation of employment, nor shall it interfere with the rights of any Employer to discharge any Employee and/or to treat him without regard to the effect which such treatment might have upon him as a Member.
          17.4 All benefits payable under the Plan shall be paid or provided for solely from the Fund and neither the Company nor any other Employer assumes any liability therefor. The Plan is intended to constitute a plan described in Section 404(c) of the Act and the regulations thereunder, and the fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by a Member or Beneficiary. Each Member assumes all risk connected with any decrease in the market value of any assets held by the Trustee or Insurance Company under the Plan. Neither the Trustee, the Committees nor any Employer in any way guarantees the Fund against loss or depreciation, or the payment of any amount which may be or become due to any person from the Fund.
          17.5 If any person to whom a payment is due hereunder is a minor or is determined by the Administrative Committee to be incompetent by reason of physical or mental disability, the Administrative Committee shall have the power to cause the payments becoming due to such person to be made to another for the benefit of the minor or incompetent, without responsibility of any Employer, the Committees, the Trustee or the Insurance Company to see to the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of all Employers, the Committees, the Trustee, the Insurance Company and the Fund.
          17.6 No right or interest of any Member in the Plan shall be alienable, assignable or transferable, or, to the extent permitted by law, subject to any lien, in whole or in part, either directly or by operation of law, or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no right or interest of any Member in the Plan shall be liable for, or be subject to, any obligation or liability of such Member. This Section 17.6 shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member pursuant to a domestic relations order but shall not apply if the order is determined by the Administrative Committee to be a qualified domestic relations order within the meaning of Section 414(p) of the Internal Revenue Code. Notwithstanding any provision of the Plan to the contrary, benefits shall be payable in accordance with the applicable terms of a qualified domestic relations order. Also, notwithstanding any provision of the Plan to the contrary, a Member’s benefits assigned to an alternate payee, within the meaning of Section 414(p)(8) of the Internal Revenue Code, under a qualified domestic relations order which provides that such assignment is to be immediately distributable, can be distributed to such alternate payee as soon as administratively possible after a determination is made by the Administrative Committee that such assignment is made pursuant to a qualified domestic relations order, even if the Member is still employed by an Employer.
          17.7 In the event any distribution mailed to a Member or Beneficiary at his or her last known address remains unclaimed by the Member or Beneficiary, as the case may be, for a period of 24 months and payment cannot be made alternatively to the estate of either and no surviving spouse, child, parent, brother or sister, or grandchild of the Member or Beneficiary are known to the Employer or the Trustee or the Insurance Company, or if known, cannot with reasonable diligence be located, the amount payable shall be placed in a separate interest bearing fund or otherwise dealt with as may be required by applicable law for eventual distribution in such manner as may be required by applicable law.
          17.8 (a) Any Member may at any time and from time to time designate the Beneficiary to whom the amounts in his Accounts shall be delivered in the event of the death of such Member. Any such designation shall take precedence over any testamentary or other disposition. Such designation or any change or cancellation of such designation under this Plan shall become effective only upon the receipt thereof by the Administrative Committee as provided in Section 17.2, and shall then relate back to the date of its execution; provided, however, that neither the Trustee, the Insurance Company, the Committees, the Company, nor any Employer shall be liable by reason of any payment made before receipt of such designation, change, or cancellation to the Member’s estate or to any Beneficiary theretofore designated. Notwithstanding the foregoing, if a Member is married, the Member shall be deemed to have designated his spouse as his Beneficiary (regardless of whether any contrary designation is then on file with the Administrative Committee) and such spouse shall be his Beneficiary for purposes of the Plan, unless the Member designates another person or persons as his Beneficiary with the con-sent of such spouse (which consent must be in writing and witnessed by a notary public).
          (b) If no Beneficiary designation is effective pursuant to this Section 17.8 or if the Administrative Committee or the Trustee or the Insurance Company shall be in doubt as to the right of any claimant, or if a designated Beneficiary shall predecease the Member, the amount in question may, in the discretion of the

Administrative Committee, be paid directly to the estate of the Member, in which event the Trustee, the Insurance Company, the Employers, the Company and the Committees shall have no further responsibility or liability with respect thereto. However, notwithstanding the immediately preceding paragraph, if no Beneficiary designation is effective pursuant to this Section 17.8 or if the Administrative Committee or the Trustee or the Insurance Company shall be in doubt as to the right of any claimant, or if a designated Beneficiary shall predecease the Member, the amount in question shall be paid first to the surviving spouse; if no surviving spouse, then to all the surviving children in equal shares and, if no surviving spouse or surviving children, then to the estate of the Member.
          (c) Upon receipt by the Administrative Committee of evidence satisfactory to it of the death of a Member and of the existence and identity of the Beneficiary designated by the Member entitled to benefits, the Trustee or Insurance Company shall pay to such Beneficiary an amount equal to the balance of the Member’s Accounts in accordance with the provisions of Section 11.1.
          17.9 Notwithstanding anything in the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code. The Plan will comply with any applicable provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994, effective as of the relevant effective dates of the Act.
          17.10 The Administrative Committee is designated as the agent of each Employer and of the Plan for service of process to commence any legal proceeding against the Employer or against the Plan pertaining to this Plan or the determination of any rights hereunder.
          17.11 The validity of the Plan or any of its provisions shall be determined under, and it shall be construed and administered according to, the laws of the State of New York, except may be required by any provision of the Act.
ARTICLE XVIII
AMENDMENT AND TERMINATION
          18.1 The Company, by action of the Board of Directors, at any time or from time to time may amend or modify the Plan to any extent that it may deem advisable. No such amendment shall:

     (1) increase the duties and responsibilities of the Trustee or Insurance Company without its consent;
     (2) have the effect of revesting in any Employer the whole of any part of the principal or income of the Fund or of diverting any part of such principal or income to purposes other than for the exclusive benefit of the Members and their beneficiaries; or
     (3) cause any reduction in any Member’s Accounts (within the meaning of Section 411(d)(6) of the Internal Revenue Code or his vested interest therein).
          If any vesting schedule under the Plan is amended, each Member who has completed at least three (3) years of Continuous Employment, to whom such vesting schedule was applicable and whose vested percentage could be less if the amended schedule were applied to him, shall be entitled to elect to remain subject to the vesting schedule(s) in effect prior to such amendment.
          18.2 The Company, by action of the Board of Directors, at any time may discontinue all Contributions under the Plan or terminate the Plan in whole or in part. Each Employer may, by action of its Board of Directors, take similar action as to Members who are its employees. Upon complete discontinuance of contributions under the Plan or complete or partial termination of the Plan as to any Members hereunder, the Accounts of such affected Members shall become fully vested, and shall not thereafter be subject to forfeiture.
          18.3 No merger or consolidation with, or transfer of assets or liabilities to, any other plan shall occur unless each Member of the Plan would (if the plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated).

APPENDIX A
PARTICIPATION OF THE UNION LOCATIONS OF
SIEMENS ENERGY & AUTOMATION, INC. AT BELLEFONTAINE, OHIO,
URBANA, OHIO AND GRAND PRAIRIE, TEXAS IN THE
SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES
(As amended through September 30, 2006)
     Effective January 1, 1998, the union employees of Siemens Energy & Automation, Inc. (“SE&A”) working at the Bellefontaine Ohio, Urbana, Ohio and Grand Prairie, Texas facilities of SE&A are eligible to participate in the Siemens Savings Plan For Union Employees, in accordance with its terms and conditions, except that such employees shall not receive the Employer Contribution equal to 50% of the employee’s Basic Tax-Deferred and Basic After-Tax Contributions, as set in Article V of the Plan.
     Notwithstanding any other provisions of this Appendix A and Section 5.1 of the Plan to the contrary, effective April 1, 2000, solely with respect to union employees working at the Grand Prairie, Texas facility of SE&A, SE&A shall make Employer Contributions to the Plan for each month equal to 25% of the Basic Tax-Deferred and Basic After-Tax Contributions made by or on behalf of such employees for such month, less any amount of forfeiture then to be applied to reduce such Employer Contributions pursuant to Article XIII.
     Also, notwithstanding any of the provisions of this Appendix A and Section 5.1 of the Plan to the contrary and solely with respect to union employees working at the Grand Prairie, Texas facility of SE&A, SE&A shall make Employer Contributions to the Plan for an employee hired or rehired on or after May 1, 2006 for each month equal to 90% of the Basic Tax-Deferred and Basic After-Tax Contributions by or on behalf of such employees for such month, less any amount of forfeiture then to be applied to reduce such Employer Contributions pursuant to Article XIII.
     Further, notwithstanding any of the other provisions of this Appendix A and Section 5.1 of the Plan to the contrary and solely with respect to union employees working at the Bellefontaine, Ohio and Urbana, Ohio facilities of SE&A, effective January 1, 2003, SE&A shall make Employer Contributions to the Plan for each month equal to 25% (and effective January 1, 2006, SE&A shall make Employer Contributions to the Plan for each month equal to 50%) of the Basic Tax Deferred and Basic After-Tax Contributions made by or on behalf of such employees for such month, less any amount of forfeiture then to be applied to reduce such Employer contributions pursuant to Article XIII.

APPENDIX B
PARTICIPATION OF THE UNION LOCATION OF
SIEMENS ENERGY & AUTOMATION, INC. AT PORTLAND, OREGON
     Effective March 1, 1998, the union employees of Siemens Energy & Automation, Inc. working at its Portland, Oregon facility are eligible to participate in the Siemens Savings Plan for Union Employees in accordance with its terms and conditions, except that until April 1, 2001 such employees shall not receive the Employer Contribution equal to 50% of the employee’s Basic Tax-Deferred and Basic After-Tax Contributions, as set forth in Article V of the Plan. Effective April 1, 2001, the Employer Contribution under Article V of the Plan for the Union employees at the Portland, Oregon facility shall be an amount equal to 25% of such employee’s Basic Tax-Deferred and Basic After-Tax Contributions.

APPENDIX C
SPECIAL PROVISIONS FOR
UNION EMPLOYEES OF WESTINGHOUSE ELECTRIC CORPORATION
WHO WERE PARTICIPANTS OF
WESTINGHOUSE SAVINGS PROGRAM
     As of September 1, 1998, Siemens Westinghouse Power Corporation and Siemens Westinghouse Technical Services, Inc., and, effective October 1, 1998, the Siemens Westinghouse Energy Management Division of Siemens Power Transmission and Distribution LLC, (all collectively referred to as “Siemens Westinghouse”) became Employers with respect to the Siemens Savings Plan For Union Employees.
     The union employees of Siemens Westinghouse shall participate in the Siemens Savings Plan For Union Employees in accordance with its terms and conditions. However, the following special provisions shall apply:
     1. Eligibility. Any union employee of Siemens Westinghouse who was a participant in the Westinghouse Savings Program as of August 31, 1998 or any such employee who was eligible to participate in that Plan on August 31, 1998 but chose not to do so, shall be eligible to participate in the Siemens Savings Plan For Union Employees on September 1, 1998.
          Union employees of Siemens Westinghouse who were not eligible to participate in the Westinghouse Savings Program as of August 31, 1998 shall be eligible to participate in the Siemens Savings Plan For Union Employees if they meet the eligibility requirements set forth in Article III of the Siemens Savings Plan For Union Employees.
     2. Vesting. Union employees of Siemens Westinghouse who were active participants in the Westinghouse Savings Program as of August 31, 1998 will be 100% vested in their Pre-Tax, After-Tax, Employer Match Contribution Accounts and related earnings in the Westinghouse Savings Program which are transferred to the Siemens Savings Plan For Union Employees. Any union employee of Siemens Westinghouse who participates in the Siemens Savings Plan For Union Employees shall receive Employer Contributions under the Siemens Savings Plan For Union Employees subject to the vesting provisions of Article IX of the Siemens Savings Plan For Union Employees.
     Any service that was recognized as vesting service under the Westinghouse Savings Program as of August 31, 1998 for union employees of Siemens Westinghouse will be recognized as Continuous Employment under the Siemens Savings Plan For Union Employees.
     3. Withdrawals. After assets are transferred from the Westinghouse Savings Program to the Siemens Savings Plan For Union Employees, Members shall be able to withdraw amounts in their Employer Match Contribution Accounts and related earnings and amounts in their After-Tax Contribution Accounts made to the Westinghouse Savings Program in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan For Union Employees, as amended from time to time, as applicable to the withdrawal of amounts from the Employer Contribution Account and After-Tax Contribution Account of the Siemens Savings Plan For Union Employees; except that, in circumstances where the Westinghouse Savings Program would permit a withdrawal and the Siemens Savings Plan For Union Employees would not, the terms and conditions of the Westinghouse Savings Program, as in effect as of the time immediately prior to such transfer (including without limitation Article VII thereof), shall apply.
          After assets are transferred from the Westinghouse Savings Program to the Siemens Savings Plan For Union Employees, Members shall be able to withdraw amounts in their Pre-Tax Accounts made to the Westinghouse Savings Program in accordance with the provisions of Article X of the Siemens Savings Plan For Union Employees, as amended from time to time, as applicable to the withdrawals of amounts from Tax-Deferred Contribution Account of the Siemens Savings Plan For Union Employees; except that, in circumstances where the Westinghouse Savings Program would permit a withdrawal and the Siemens Savings Plan For Union Employees would not, the terms and conditions of the Westinghouse Savings Program, as in effect as of the time immediately prior to such transfer (including without limitation Article VII thereof), shall apply.
     4. Loans. In determining the vested account balance amount available for loans under Article XII of the Siemens Savings Plan For Union Employees, the amounts that were in a union employee’s account in the Westinghouse Savings Program and which were transferred to the Siemens Savings Plan For Union Employees shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan For Union Employees.
     5. Investment Options. Members who have amounts in the Westinghouse (CBS) Common Stock Fund of the Westinghouse Savings Program and who have their account balances in that

Plan transferred to the Siemens Savings Plan For Union Employees were able to maintain the amounts in such option after the transfer until September 29, 2000. In no event was any Member able to make or transfer any future contributions to this fund. In addition, the Administrative Committee was able to make such rules and procedures for the administration of the Westinghouse (CBS) Common Stock Fund as it deems reasonable.
     6. Distribution of Account Upon Termination, Retirement or Death. The distribution of a Siemens Westinghouse employee’s accounts that were formerly in the Westinghouse Savings Program and that were transferred to the Siemens Savings Plan For Union Employees shall be made in accordance with the provisions of the Westinghouse Savings Program as in effect as of the time immediately prior to such transfers (including, without limitation, Article VI thereof). Any amounts made by such employees after the Closing Date to the Siemens Savings Plan For Union Employees shall be distributed in accordance with Article XI of the Siemens Savings Plan For Union Employees, as amended from time to time.
          Notwithstanding any of the provisions of this Appendix to the contrary, effective April 1, 2002, the only distribution option or options that shall be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the option or options available under the applicable provisions of Article XI of the Siemens Savings Plan for Union Employees, including with respect to amounts that have been transferred to the Siemens Savings Plan for Union Employees.

APPENDIX D
(Amended effective October 1, 2006)
SPECIAL PROVISIONS FOR
UNION EMPLOYEES OF SIEMENS ENERGY & AUTOMATION AT ITS POMONA,
NORWOOD AND LITTLE ROCK LOCATIONS
     Effective December 31, 1998, the assets and liabilities with respect to the union employees of Siemens Energy & Automation, Inc. at its Pomona, Norwood and Little Rock facilities (hereinafter referred to as “SEA Union Employees”) from the Pomona Retirement Savings Plan (“Pomona Plan”), the Norwood IUE Retirement Plan (“Norwood Plan”) and the Little Rock IUE Retirement Plan (“Little Rock Plan”) were merged into, and its assets and liabilities were transferred to the Siemens Savings Plan for Union Employees. Also as of January 1, 1999, the union employees became eligible to participate in the Siemens Savings Plan for Union Employees.
     The SEA Union Employees shall participate in the Siemens Savings Plan for Union Employees in accordance with its terms and conditions. However, the following special provisions shall apply:
     1. Eligibility. Any SEA Union Employee who was a participant in the Pomona Plan, Norwood Plan or Little Rock Plan as of December 31, 1998 or any such employee who was eligible to participate in that Plan on December 31, 1998 but chose not to do so, shall be eligible to participate in the Siemens Savings Plan for Union Employees on January 1, 1999.
          SEA Union Employees who were not eligible to participate in the Pomona Plan, Norwood Plan or Little Rock Plan as of December 31, 1998 shall be eligible to participate in the Siemens Savings Plan for Union Employees if they meet the eligibility requirements set forth in Article III of the Siemens Savings Plan for Union Employees
     2. Employer Contributions. The provisions of Section 5.1(a) of Article V of the Siemens Savings Plan for Union Employees relating to the amount of Employer Contributions shall not apply to SEA Union Employees. Such employees will be eligible for company contributions as follows:
          For SEA Union Employees employed at the Little Rock facility:
•	Until June 1, 2001, a basic company contribution

equal to 1% (2%, effective June 1, 2001) of the amount paid to the employee by the Company for personal services as reported on the employee’s Federal Income Tax Withholding Statement (Form W-2) together with any amounts contributed by the employee to the Siemens Savings Plan for Union Employees as Tax Deferred Contributions under Section 4.2 of the Plan; and
•	Until June 1, 2001, if the Employee makes a contribution to the Plan of at least 2% of his Compensation, as defined in Paragraph 1 of this Appendix D, to the Plan, he will receive a contribution of 1% of his W-2 pay together with any amounts contributed to by the Employee as Tax-Deferred Contributions under the Siemens Savings Plan for Union Employees. Effective June 1, 2005, such Employee can receive a contribution equal to 50% of any amounts the Employee contributes to the Plan up to 6% of such Employee’s Compensation (as defined in Paragraph 1 of this Appendix.)
For SEA Union Employees employed at the Norwood facility:
•	a basic company contribution equal to 1% of the amount paid to the employee by the Company for personal services as reported on the employee’s Federal Income Tax Withholding Statement (Form W-2) together with any amounts contributed by the employee to the Siemens Savings Plan for Union Employees as Tax Deferred Contributions under Section 4.2 of the Plan.
•	if the Employee makes a contribution to the Plan of at least 2% of his Compensation, as defined in Paragraph 1 of this Appendix D, to the Plan, he will receive a contribution of 1% of his W-2 pay together with any amounts contributed to by the Employee as Tax-Deferred Contributions under the Siemens Savings Plan for Union Employees.
Effective January 1, 2004, for SEA Union Employees employed at the Pomona, California facility the following schedule applies:

Class	Hourly Base Rate*	Monthly Contribution
A	$up to — 6.54	$22.20
B	6.55 — 6.84	23.20
C	6.85 — 7.14	24.25
D	7.15 — 7.44	25.30

Class	Hourly Base Rate*	Monthly Contribution
E	7.45 — 7.74	26.35
F	7.75 — 8.04	27.40
G	8.05 — 8.34	28.40
H	8.35 — 8.64	29.45
I	8.65 — 8.94	30.50
J	8.95 — 9.24	31.55
K	9.25 — 9.54	32.60
L	9.55 — 9.84	33.60
M	9.85 — 10.14	34.65
N	10.15 — 10.44	35.70
O	10.45 — 10.74	36.75
P	10.75 — 11.04	37.80
Q	11.05 — 11.34	38.80
R	11.35 — 11.64	39.85
S	11.65 — 11.94	40.90
T	11.95 — 12.24	41.95
U	12.25 — 12.54	43.00
V	12.55 — 12.84	44.00
W	12.85 — 13.14	45.05
X	13.15 — 13.44	46.10
Y	13.45 — 13.74	47.15
Z	13.75 — 14.04	48.15
AA	14.05 — 14.34	49.20
BB	14.35 — 14.64	50.25
CC	14.65 — 14.94	51.30
DD	14.95 — 15.24	52.30
EE	15.25 — 15.54	52.90
FF	15.55 — 15.84	53.75
GG	15.85 — 16.14	54.95
HH	16.15 — 16.44	56.50
II	16.45 — 16.74	57.55
JJ	16.75 — 17.04	58.55
KK	17.05 — 17.34	59.55
LL	17.35 — 17.64	60.55
MM	17.65 — 17.94	61.55
NN	17.95 — 18.24	62.55
OO	18.25 — 18.54	63.55

*	Exclusive of shift and overtime premium or other additions to base pay.
     Effective October 30, 2006, the above referenced schedule shall no longer apply to SEA Union Employees employed at the Pomona, California facility and, effective October 30, 2006, an SEA Union Employee employed at the Pomona, California facility shall receive a basic company contribution equal to 2% of the amount paid to the employee by the Company for personal services as reported on the employee’s Federal Income Tax Withholding Statement (Form W-2) together with any amounts contributed by the employee to the Siemens Savings Plan for Union Employees as Tax Deferred Contributions under Section 4.2 of the Plan.
     In addition to the Employer Contribution set forth above, effective January 1, 2004, an SEA Union Employee employed at the Pomona, California facility is eligible to receive an Employer Contributions in an amount equal to 50% of such Employee’s Basic Tax-Deferred and Basic After-Tax Contributions made by or on behalf of such employee for such month, less any amount of forfeitures to be applied to reduce such Employer Contributions pursuant to Article XIII, an SEA Union Employee at the Pomona, California facility shall continue to be eligible for this 50% Employer Contribution on their Basic Tax-Deferred and Basic After-Tax Contributions to the Plan.
     3. Vesting. SEA Union Employees who were active participants in the Pomona Plan, Norwood Plan or Little Rock Plan as of December 31, 1998 will be 100% vested in their contributions and their Company Contributions in these Plans.
          Any service that was recognized as vesting service under the Pomona Plan, Norwood Plan or Little Rock Plan will be recognized as Continuous Employment under the Siemens Savings Plan for Union Employees.
     4. Withdrawals. After December 31, 1998, SEA Union Employees shall be able to withdraw the Company Contributions and related earnings made to the Pomona Plan, Norwood Plan or Little Rock Plan in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan for Union Employees as applicable to the withdrawal of amounts from the Employer Contribution Account of the Siemens Savings Plan for Union Employees.
          After December 31, 1997, SEA Union Employees shall be able to withdraw their contributions made to the Pomona Plan, Norwood Plan or Little Rock Plan in accordance with the provisions of Article X of the Siemens Savings Plan for Union Employees as applicable to the withdrawals of amounts from Tax-Deferred Contribution Account of the Siemens Savings Plan for Union Employees.
     5. Loans. In determining the vested account balance amount available under Article XII of the Siemens Savings Plan for Union Employees for loans, the amounts that were in a SEA Union Employee’s account in the Pomona Plan, Norwood Plan or Little Rock Plan and which were transferred to the Siemens Savings Plan for Union Employees shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan for Union Employees; except that such employee will need his spouse’s prior written consent before obtaining a loan.

     6. Payment Options. If an SEA Union Employee had accounts in the Pomona Plan, Norwood Plan or Little Rock Plan, the annuity option contained in these Plans shall apply not only to his benefit from these Plans before they were transferred to the Siemens Savings Plan for Union Employees but also to the benefits he has as a Member of the Siemens Savings Plan for Union Employees.
     Notwithstanding any of the provisions of this Appendix to the contrary, effective April 1, 2002, the only distribution option or options that shall be available to a Member covered by this Appendix, as well as to his or her spouse or beneficiary, shall be the option or options available under the applicable provisions of Article XI of the Siemens Savings Plan for Union Employees, including with respect to amounts that have been transferred to the Siemens Savings Plan for Union Employees.

APPENDIX E
SPECIAL PROVISIONS FOR
UNION EMPLOYEES EMPLOYED AT THE JACKSON, MISSISSIPPI FACILITY
OF SIEMENS POWER TRANSMISSION & DISTRIBUTION LLC
     Effective May 1, 1999, union employees employed at the Jackson, Mississippi facility of Siemens Power Transmission & Distribution LLC (hereinafter referred to as “Jackson Employees”) shall participate in the Siemens Savings Plan for Union Employees (“Plan”) in accordance with its terms and conditions, except that the following special provisions shall apply:
     1. The provisions of Section 5.1 (a) of Article V of the Plan relating to the amount of Employer Contributions shall not apply to Jackson Employees. Such Employees will be eligible for such Contributions as follows:
(a) From May 3, 1999 through April 30, 2000 — each month, 8.4% of the Basic Tax-Deferred and Basic After-Tax Contributions made by or on behalf of Members for such month;
(b) From May 1, 2000 through May 6, 2001 — each month, 16.66% of the Basic Tax Deferred and Basic After-Tax Contributions made by or on behalf of Members for such month;
(c) From May 7, 2001 through May 5, 2002 — each month, 33 1/3% of the Basic Tax Deferred and Basic After Tax Contributions made by or on behalf of Members for such month; and
(d) As of May 6, 2002 — each month, 50% of the Basic Tax Deferred and Basic After-Tax Contributions made by or on behalf of Members for such month.

APPENDIX F
SPECIAL PROVISIONS FOR UNION EMPLOYEES OF SIEMENS ENERGY &
AUTOMATION INC. EMPLOYED ITS DULUTH, GEORGIA AND TUCKER,
GEORGIA FACILITIES
     Effective August 1, 1998, union employees of Siemens Energy & Automation, Inc. employed at its Duluth, Georgia and Tucker, Georgia facilities (hereinafter referred to as “Georgia Union Employees”) shall participate in the Siemens Savings Plan for Union Employees (“Plan”) in accordance with its terms and conditions, except for the following special provisions:
     Until October 1, 2001, a Georgia Union Employee shall not be eligible to receive any Employer Contribution with respect to the Employee’s Basic Tax Deferred and Basic After-Tax Contributions as set forth in Article V of the Plan. Effective October 1, 2001, the Employer Contribution under Article V of the Plan for a Georgia Union Employee shall be an amount equal to 50% of such Georgia Union Employee’s Basic Tax-Deferred and Basic After-Tax Contributions.

APPENDIX G
“LET’S SHARE” PROGRAM
(Amended Effective December 20, 2006)
     On or about June, 2001, a special one time contribution will be made to the accounts of employees who meet the eligibility requirements of Section 1 of this Appendix G. This contribution will be part of the global program of Siemens AG known as the “Let’s Share” Program. Notwithstanding the provisions of the Siemens Savings Plan For Union Employees, this contribution will be subject to the special terms and conditions of this Appendix G. This contribution shall be allocated as of September 30, 2000, although no earnings or losses or other adjustments will be credited thereon prior to the date the account under the “Let’s Share” Program for “Eligible Employees”, as defined below, is deemed opened.
     Section 1. Eligibility. An employee of a company set forth on Attachment A to this Appendix shall be eligible for the “Let’s Share” Program provided both of the following criteria are met: (a) the employee was employed as an active employee of a company set forth on Attachment A for the entire period from October 1, 1999 through September 30, 2000, notwithstanding the fact that the employee’s employment with all companies listed on Attachment A is terminated on or after October 1, 2000, and (b) the employee is eligible to participate in the Siemens Savings Plan For Union Employees as of September 30, 2000, whether or not such employee actually participates in the Plan as of such date. Employees who meet the eligibility requirements of this Section 1 shall hereinafter be referred to as “Eligible Employees”.
     Section 2. Amount of the “Let’s Share” Program Contribution. The amount of the individual award under the “Let’s Share” Program to each “Eligible Employee” shall be uniform and shall be determined by the Board of Directors of Siemens Corporation.
     Section 3. Investment of the “Let’s Share” Contribution. The amount of the “Let’s Share” Program contribution shall be placed in an “Eligible Employee’s” account in the Siemens AG Stock Fund of the Siemens Savings Plan For Union Employees. Effective December 20, 2006, the “Let’s Share” Program contribution and any earnings thereon shall be part of the “Eligible Employee’s” Employer Contribution Account. This contribution and any earnings thereon must remain in the Siemens AG Stock Fund for as long as the “Eligible Employee” is employed by an Affiliated Company and shall not be available for a transfer to any other investment fund of the Siemens Savings Plan For Union Employees. Effective December 20, 2006, the restriction in the immediately preceding sentence is eliminated.

     Section 4. Vesting. “Eligible Employees” shall be immediately 100% vested in the “Let’s Share” contribution made on their behalf to the Siemens Savings Plan For Union Employees.
     Section 5. Unavailability of the “Let’s Share” Contribution For Loans and Withdrawals. The amount of any “Eligible Employee’s” “Let’s Share” Contribution and any earnings thereon shall not be available under Article X or XII of the Siemens Savings Plan For Union Employees for withdrawals or for loans. Also, the amount of a “Let’s Share” contribution and any earnings thereon shall not be taken into account in determining the amount an “Eligible Employee” has available for taking out a loan. Effective December 20, 2006, the provisions in this Section 5 shall be eliminated and, effective December 20, 2006, for purposes of withdrawals and loans under the Siemens Savings Plan for Union Employees, the amount of the “Let’s Share” Program contribution and any earnings thereon shall be treated like an Employer Contribution.

Attachment A to Appendix G
To The Siemens Savings Plan For Union Employees
Company Eligibility for “Let’s Share” Program
In Siemens Savings Plan for Union Employees
Siemens Automotive
Siemens Energy & Automation, Inc.
Siemens Power Transmission & Distribution, LLC
Siemens Westinghouse Power Corporation
Siemens Westinghouse

APPENDIX H
(Amended effective January 1, 2005)
PARTICIPATION OF THE UNION LOCATION OF
SIEMENS ENERGY & AUTOMATION, INC. AT LA MIRADA, CALIFORNIA
     Effective April 1, 2001, the union employees of Siemens Energy & Automation, Inc. working at its La Mirada, California facility are eligible to participate in the Siemens Savings Plan for Union Employees in accordance with its terms and conditions, except that such employees shall not receive the Employer Contribution equal to 50% of the employee’s Basic Tax-Deferred and Basic After-Tax Contributions, as set forth in Article V of the Plan.
     Notwithstanding any of the provisions of this Appendix H and Section 5.1 of the Plan to the contrary, effective January 1, 2005, with respect to its union employees working at its La Mirada, California facility, Siemens Energy & Automation, Inc. shall make Employer Contributions to the Plan for each month equal to 25% of the Basic Tax-Deferred and Basic After-Tax Contributions made by or on behalf of Members for such month, less any amount any amount of forfeiture then to be applied to reduce such Employer Contributions pursuant to Article XIII.

APPENDIX I
SPECIAL PROVISIONS FOR HOURLY EMPLOYEES
OF SIEMENS AUTOMOTIVE INC. EMPLOYED IN LIMA, OHIO
     Effective January 8, 2001, the hourly employees of Siemens Automotive, Inc. employed at its Lima, Ohio facility (hereinafter referred to as “Lima Employees”, who were actively employed as of that date, became eligible for participation in the Siemens Savings Plan for Union Employees and were no longer eligible for participation in the Siemens Savings Plan for Hourly Employees. The account balances which these Lima Employees had in the Siemens Savings Plan for Hourly Employees were transferred to the Siemens Savings Plan for Union Employees.
The Lima employees shall participate in the Siemens Savings Plan for Union Employees in accordance with the Plan’s terms and conditions.

APPENDIX J
SPECIAL PROVISIONS FOR
UNION EMPLOYEES OF SIEMENS DEMAG DELAVAL TURBOMACHINERY INC.
Effective as of December 31, 2002, the assets and liabilities with respect to the benefits under the Demag Delaval Turbomachinery Corp. 401(k) Savings Plan-Local 3355 Employees (“Demag Plan”) for current and former union employees of Siemens Demag Delaval Turbomachinery Inc. (“Demag”), and for their spouses and beneficiaries, were transferred and merged into the Siemens Savings Plan For Union Employees, and the Siemens Savings Plan for Union Employees assumed responsibility for making payments with respect to the benefits earned by such employees in the Demag Plan in accordance with the terms and conditions of the Siemens Savings Plan For Union Employees. Also, as of January 1, 2003, current union employees of Demag became eligible to participate in the Siemens Savings Plan for Union Employees. The following special provisions shall apply to these individuals.
     1. Eligibility. Any individual who is a union employee and who was a participant in the Demag Plan as of December 31, 2002 or any individual who is a union employee and who was eligible to participate in that Plan on December 31, 2002, but chose not to do so, shall be eligible to participate in the Siemens Savings Plan for Union Employees on January 1, 2003.
     2. Vesting. A participant in the Demag Plan who is an active participant in the Demag Plan as of the date the assets and liabilities for the union employees of Demag in the Demag Plan are actually transferred to the Siemens Savings Plan for Union Employees and whose account balance is transferred to the Siemens Savings Plan For Union Employees will be 100% vested in the portion of the participant’s account balance in the Demag Plan that is transferred to the Siemens Savings Plan for Union Employees in the name of the participant. Any participant in the Demag Plan whose account balance is transferred to the Siemens Savings Plan For Union Employees and who is not an active participant in the Demag Plan as of the date the assets and liabilities in the Demag Plan for such participant are actually transferred to the Siemens Savings Plan for Union Employees will be vested in that portion of the participant’s account balance in the Demag Plan that is transferred in the name of the participant to the Siemens Savings Plan For Union Employees in accordance with the vesting provisions of the Demag Plan in effect as of the date of such participant’s termination of employment.
         Any service that was recognized as vesting service under the Demag Plan, with respect to union employees in the Demag Plan for whom assets and liabilities for the union employees of Demag are actually transferred to the Siemens Savings Plan for Union Employees, as of the date of such transfer, will be recognized as Continuous Employment under the Siemens Savings Plan For Union Employees.
     3. Withdrawals. After assets are transferred from the Demag Plan to the Siemens Savings Plan For Union Employees, members shall be able to withdraw amounts in their matching contribution accounts, if any, and amounts in their after-tax contribution accounts made to the Demag Plan, and related earnings, in accordance with, and under the terms and conditions of, the provisions of Article X of the Siemens Savings Plan For Union Employees as applicable to the withdrawal of amounts from the After Tax Contribution Account and Employer Contribution Account of the Siemens Savings Plan For Union Employees; except that, in circumstances where the Demag Plan would permit a withdrawal and the Siemens Plan would not, the terms and conditions of the Demag Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     After assets are transferred from the Demag Plan to the Siemens Savings Plan For Union Employees, members shall be able to withdraw amounts made on a tax deferred basis to the Demag Plan in accordance with the provisions of Article X of the Siemens Savings Plan For Union Employees, as amended from time to time, as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan For Union Employees; except that, in circumstances where the Demag Plan would permit a withdrawal and the Siemens Plan would not, the terms and conditions of the Demag Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan For Union Employees for loans, the amounts that were in an employee’s account in the Demag Plan which were transferred to the Siemens Savings Plan For Union Employees shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan For Union Employees.
     5. Employer Contribution. Notwithstanding the provisions of Section 5.1(a) of the Siemens Savings Plan For Union Employees, union employees of Demag shall not receive any Employer Contribution with respect to any Basic Tax-

2

Deferred Contributions or Basic After-Tax Contributions made by or on behalf of such employees to the Siemens Savings Plan for Union Employees before April 1, 2004. Effective April 1, 2004, union employees of Demag shall be eligible for an Employer Contribution pursuant to Section 5.1(a) equal to 50% of the Basic Tax-Deferred and Basic After-Tax Contributions to the Plan made by or on behalf of such employees.

3

APPENDIX K
TO THE SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES (“PLAN”)
EGTRRA PLAN AMENDMENTS
PREAMBLE
     1. Adoption and effective date of amendments. The amendments to the Plan set forth in this Appendix K are adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). These amendments are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, these amendments shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.
     2. Supersession of inconsistent provisions. These amendments shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of these amendments.
          SECTION 1. LIMITATIONS ON CONTRIBUTIONS
          1.1 Effective date. This section shall be effective for limitation years beginning after December 31, 2001.
          1.2 Maximum annual addition. Except to the extent permitted under Section 8 of this Appendix K and Section 414(v) of the Internal Revenue Code, if applicable, and notwithstanding the provisions of Section 6.8 (b) of the Plan, the annual addition that may be contributed or allocated to a Member’s account under the Plan for any limitation year shall not exceed the lesser of:
(a)	$40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Internal Revenue Code, or

(b)	100 percent of the Member’s compensation, within the meaning of Section 415(c)(3) of the Internal Revenue Code, for the limita- tion year.
          The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Internal Revenue Code) which is otherwise treated as an annual addition.

          SECTION 2. INCREASE IN COMPENSATION LIMIT
          The annual compensation of each Member taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.
          SECTION 3. VESTING OF EMPLOYER MATCHING CONTRIBUTIONS
          3.1 Applicability. This section shall apply to Members with accrued benefits derived from employer matching contributions.
          3.2 Vesting Schedule. The vesting schedule set forth in Section 9.2 shall apply.
          SECTION 4. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS
          4.1 Effective date. This section shall apply to distributions made after December 31, 2001.
          4.2 Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 11.9 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Internal Revenue Code and an eligible plan under Section 457(b) of the Internal Revenue Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code.
          4.3 Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in Section 11.9 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

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          4.4 Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in Section 11.9 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Internal Revenue Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Internal Revenue Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
          SECTION 5. ROLLOVERS FROM OTHER PLANS
          The Plan will accept Member rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the types of plans listed below.
          Direct Rollovers:
          The Plan will accept a direct rollover of an eligible rollover distribution from any of the following types of plans:
(i)	a qualified plan described in Section 401(a) or 403(a) of the Internal Revenue Code, including after-tax employee contributions;

(ii)	an annuity contract described in Section 403(b) of the Internal Revenue Code, excluding after-tax employee contributions; or

(iii)	an eligible plan under Section 457(b) of the Internal Revenue Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.
          Member Rollover Contributions from Other Plans:
          The Plan will accept a Member contribution of an eligible rollover distribution from any of the following types of plans:
(i)	a qualified plan described in Section 401(a) or 403(a) of the Internal Revenue Code;

(ii)	an annuity contract described in Section 403(b) of the Internal Revenue Code; or

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(iii)	an eligible plan under Section 457(b) of the Internal Revenue Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.
          Member Rollover Contributions from IRAs:
          The Plan will accept a Member’s rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Internal Revenue Code that is eligible to be rolled over and would otherwise be includible in gross income.
          SECTION 6. REPEAL OF MULTIPLE USE TEST
          The multiple use test described in Treasury Regulation Section 1.401(m)-2 and Section 5.2(b) of the Plan shall not apply for Plan Years beginning after December 31, 2001.
          SECTION 7. ELECTIVE DEFERRALS — CONTRIBUTION LIMITATION
          No Member shall be permitted to have Tax-Deferred Contributions made under this Plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Internal Revenue Code in effect for such taxable year, except to the extent permitted under Section 8 of this Appendix and Section 414(v) of the Internal Revenue Code, if applicable.
          SECTION 8. CATCH-UP CONTRIBUTIONS
          All employees who are eligible to make Tax-Deferred Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Internal Revenue Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Internal Revenue Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), or 410(b) of the Internal Revenue Code, as applicable, by reason of the making of such catch-up contributions. In no event shall any catch up contributions made by a Member to the Plan (including, but not limited to, any such catch up contributions that may have initially been made to the Plan as catch up contributions and which subsequently may be treated by the Plan

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as Tax-Deferred Contributions under Article IV of the Plan) be eligible for any Employer Contribution under Article V of the Plan. This Section 9 shall apply to contributions after December 31, 2002.
          SECTION 9. DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT
          9.1 Effective date. This section shall apply for distributions after December 31, 2001 regardless of when the severance from employment occurred.
          9.2 New distributable event. A Member’s Tax Deferred Contributions, qualified nonelective contributions, if any, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Member’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed, and shall be subject to the provisions of any agreement that provides for a mandatory transfer of a Member’s Accounts in the Plan’s trust to the trust of another qualified plan.

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APPENDIX L
TO THE SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES (“PLAN”)
PARTICIPATION OF LOCAL 340 OF THE INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS AND LOCAL 595 OF THE INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS
Effective as of July 1, 2003, employees of Sylvania Lighting Services Corporation who are members of Local 340 of the International Brotherhood of Electrical Workers or of Local 595 of the International Brotherhood of Electrical Workers became eligible to participate in the Siemens Savings Plan For Union Employees in accordance with the terms and conditions of the Plan.

APPENDIX M
TO THE SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES
SPECIAL PROVISIONS FOR PARTICIPANTS IN SIEMENS VDO
AUTOMOTIVE HOURLY 401(k) PLAN
Beginning October 1, 2004, union employees of Siemens VDO Automotive Corporation at its Newport News, Virginia facility (“Siemens VDO Union Employees”) became eligible to participate in the Siemens Savings Plan for Union Employees. Also, beginning October 1, 2004, Siemens VDO Union Employees no longer were eligible to participate in the Siemens VDO Automotive Hourly 401(k) Plan (“Siemens VDO Plan”).
Effective as of November 4, 2004, the assets and liabilities with respect to the benefits under Siemens VDO Plan for participants in the Siemens VDO Plan and for their spouses and beneficiaries, were transferred and merged into the Siemens Savings Plan for Union Employees, and the Siemens Savings Plan for Union Employees assumed responsibility for making payments with respect to the benefits earned by such participants, spouses and beneficiaries in the Siemens VDO Plan in accordance with the terms and conditions of the Siemens Savings Plan for Union Employees. After the merger, the benefits payable from the Siemens Savings Plan for Union Employees accrued by any participant under the Siemens VDO Plan or owned by any spouse or surviving beneficiary of a participant under the Siemens VDO Plan shall be equal to benefits such participant or spouse or beneficiary would have been entitled to receive under the Siemens VDO Plan immediately before the merger.
The following special provisions shall apply to these individuals.
     1. Eligibility. Any Siemens VDO Union Employee who was a participant in the Siemens VDO Plan as of September 30, 2004 or any Siemens VDO Union Employee who was eligible to participate in the Siemens VDO Plan on September 30, 2004, but chose not to do so, shall be eligible to participate in the Siemens Savings Plan for Union Employees on October 1, 2004.
     2. Vesting. Any service that was recognized under the Siemens VDO Plan will be recognized as Continuous Employment under the Siemens Savings Plan for Union Employees.
     3. Withdrawals. After assets are transferred from the Siemens VDO Plan to the Siemens Savings Plan for Union

Employees, members shall be able to withdraw amounts made on a tax deferred basis to the Siemens VDO Plan in accordance with the provisions of Article X of the Siemens Savings Plan for Union Employees, as amended from time to time, as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan for Union Employees; except that, in circumstances where the Siemens VDO Plan would permit a withdrawal and the Siemens Savings Plan for Union Employees would not, the terms and conditions of the Siemens VDO Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     4. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for Union Employees for loans, the amounts that were in an employee’s account in the Siemens VDO Plan which were transferred to the Siemens Savings Plan for Union Employees shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan For Union Employees.
     5. Employer Contribution. A Siemens VDO Union Employee shall be eligible to receive the Employer Contribution set forth in Section 5.1(a) of the Siemens Savings Plan for Union Employees in accordance with the terms and conditions of such Section.
     6. “Let’s Share” Program. Any of the terms and conditions that applied under the Siemens VDO Plan to amounts that were contributed under the “Let’s Share” Program to participants of the Siemens VDO Plan shall continue to apply to such amounts after the Siemens VDO Plan is transferred to the Siemens Savings Plan for Union Employees.

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APPENDIX N
TO THE SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES
MERGER OF THE TURBOCARE, INC. LOCAL 724 401(K) SAVINGS
PROGRAM INTO THE SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES
     Effective as of September 30, 2005, the assets and liabilities with respect to the benefits under the TurboCare, Inc. Local 724 401(k) Savings Program (“TurboCare Plan”) were transferred and merged into the Siemens Savings Plan for Union Employees, and the Siemens Savings Plan for Union Employees assumed responsibility for making payments with respect to the benefits earned under the TurboCare Plan in accordance with the terms and conditions of the Siemens Savings Plan for Union Employees. After the merger, the benefits payable from the Siemens Savings Plan for Union Employees accrued by participants under the TurboCare Plan shall be equal to benefits such participants would have been entitled to receive under the TurboCare Plan immediately before the merger. Beginning June 24, 2005, union employees of TurboCare, Inc. who are members of USWA Local 724 (“TurboCare Union Employees”) became eligible to participate in the Siemens Savings Plan for Union Employees.
The following special provisions shall apply to these individuals.
     1. Eligibility. Any TurboCare Union Employee who was a participant in the TurboCare Plan as of June 23, 2005 or any TurboCare Union Employee who was eligible to participate in the TurboCare Plan on June 23, 2005, but chose not to do so, shall be eligible to participate in the Siemens Savings Plan for Union Employees on June 24, 2005.
     2. Vesting. The provisions of the TurboCare Plan regarding vesting service shall apply in calculating the amount of continuous employment a TurboCare Union Employee has in the Siemens Savings Plan for Union Employees through the end of calendar year 2005. With respect to determining Continuous Employment in the Siemens Savings Plan for Union Employees after calendar year 2005 for TurboCare Union Employees, the provisions of the Siemens Savings Plan for Union Employees shall apply.
     3. Withdrawals. After assets are transferred from the TurboCare Plan to the Siemens Savings Plan for Union Employees, members shall be able to withdraw their Employee Elective Deferrals made to the TurboCare Plan and related earnings in accordance with the provisions of Article X of the Siemens Savings Plan for Union Employees, as amended from time to time, as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan for Union Employees; except that, in circumstances where the TurboCare Plan would permit a withdrawal and the Siemens Savings Plan for Union Employees would not, the terms and conditions of the TurboCare Plan, as in effect as of the time immediately prior to such transfer, shall apply.
          After assets are transferred from the TurboCare Plan to the Siemens Savings Plan for Union Employees, Members shall be able to withdraw Employer Contributions made to their Accounts in the TurboCare Plan and related earnings in accordance with the terms and conditions of Article X of the Siemens Savings Plan for Union Employees, as amended from time to time, as applicable to withdrawals of amounts from the Employer Contribution Account of the Siemens Savings Plan for Union Employees; except that, in circumstances where the TurboCare Plan would permit a withdrawal and the Siemens Savings Plan for Union Employees would not, the terms and conditions of the TurboCare Plan in effective as of the time immediately prior to such transfer, shall apply.
     4. Loans. In determining the vested account balance amount available under Article XII of the Siemens Savings Plan for Union Employees for loans, the amounts that were in an employee’s account in the TurboCare Plan which were transferred to the Siemens Savings Plan for Union Employees shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan For Union Employees.
     5. Employer Contribution. A TurboCare Union Employee shall be eligible to receive the Employer Contribution set forth in Section 5.1(a) of the Siemens Savings Plan for Union Employees in accordance with the terms and conditions of such Section.

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APPENDIX O
SPECIAL PROVISIONS FOR
UNION EMPLOYEES EMPLOYED AT THE JACKSON, TENNESSEE FACILITY
OF SIEMENS POWER TRANSMISSION & DISTRIBUTION, INC.
     Effective April 1, 2006, union employees employed at the Jackson, Tennessee facility of Siemens Power Transmission & Distribution, Inc., who are members of Local 474 of the International Brotherhood of Electrical Workers (hereinafter referred to as “Jackson, Tennessee Employees”) shall participate in the Siemens Savings Plan for Union Employees (“Plan”) in accordance with its terms and conditions, except that the following special provisions shall apply:
     1. The provisions of Section 5.1 (a) of Article V of the Plan relating to the amount of Employer Contributions shall not apply to Jackson, Tennessee Employees and shall be replaced with the following language:
     The Employer of the Jackson, Tennessee Employees shall make Employer Contributions to the Plan for each month equal to 100% of the Basic Tax-Deferred and Basic After-Tax Contributions made by or on behalf of such Jackson, Tennessee Employees for such month, less any amount of forfeiture then to be applied to reduce such Employer Contributions pursuant to Article VIII.
     2. Vesting. For purposes of determining the amount of Continuous Employment a Jackson, Tennessee Employee has for purposes of Article IX of the Plan, the amount of service such Employee had at VA Tech shall be taken into account.

APPENDIX P
SPECIAL PROVISIONS FOR
UNION EMPLOYEES EMPLOYED AT THE DALLAS, TEXAS FACILITY
OF SIEMENS ENERGY & AUTOMATION, INC.
     Notwithstanding any of the provisions of Section 5.1 (a) of Article V of the Plan to the contrary, effective May 1, 2006 any Dallas, Texas Employees of Siemens Energy & Automation, Inc., who are members of Local 20 of the International Brotherhood of Electrical Workers in Dallas, Texas and who are hired or rehired by Siemens Energy & Automation, Inc. or one of its affiliates on or after May 1, 2006, shall be eligible for an Employer Contributions equal to 90% of their Basic Tax Deferred and Basic After Tax Contributions made by or on behalf of such Dallas, Texas Employees to the Plan.

APPENDIX Q
TO THE SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES
SPECIAL PROVISIONS FOR UNION EMPLOYEES AT THE HUNTSVILLE, ALABAMA
FACILITY OF SIEMENS VDO AUTOMOTIVE ELECTRONICS CORPORATION
Beginning April 1, 2004, union hourly employees and union salaried employees of Siemens VDO Automotive Electronics Corporation at its Huntsville, Alabama facility (“Huntsville Union Employees”) who are members of the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, Local Unions 1413 and 1929, became eligible to participate in the Siemens Savings Plan for Union Employees (“Plan”).
Effective October 1, 2006, the Huntsville Union Employees became employees of Siemens VDO Automotive Corporation.
The following special provisions shall apply to these individuals.
     1. Eligibility. Any Huntsville Union Employee who is a “Transferred Union Employee” (within the meaning of the Asset Purchase Agreement between Daimler Chrysler Corporation, Siemens VDO Automotive Electronics Corporation and Siemens VDO Automotive Corporation dated May 23, 2003) shall be eligible to participate in the Plan on April 1, 2004.
     Any Huntsville Union Employee who is not a Transferred Union Employees shall be eligible for participation in the Plan upon meeting the eligibility requirements set forth in Article III of the Plan.
     2. Employer Contribution. Notwithstanding the provisions of Section 5.1(a) of the Plan, a Transferred Union Employee shall not be eligible to receive any Employer Contribution as set forth in Section 5.1(a) of the Plan. A Huntsville Union Employee who is not a Transferred Union Employee shall be eligible to receive the Employer Contribution equal to 75% of the Basic Tax-Deferred and Basic After-Tax Contributions made by or on behalf of such Employee, in accordance with the terms and conditions of Section 5.1(a) of the Plan.

APPENDIX R
TO THE SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES
SPECIAL EMPLOYER CONTRIBUTION FOR UNION EMPLOYEES OF SIEMENS
POWER GENERATION, INC. WHO ARE MEMBERS OF INTERNATIONAL
BROTHERHOOD OF ELECTRICAL WORKERS, LOCAL 716, HOUSTON, TEXAS
Notwithstanding the provisions of Section 5.1(a) of the Siemens Savings Plan for Union Employees (“Plan”), effective September 1, 2004, the amount of the Employer Contribution under Section 5.1(a) applicable to union employees of Siemens Power Generation, Inc. who are employed at its Houston, Texas facility, and who are members of the International Brotherhood of Electrical Workers Local 716, shall be equal to 75% of the Basic Tax-Deferred and Basic After-Tax Contributions made by or on behalf of such Employees, in accordance with the terms and conditions of Article V of the Plan.

APPENDIX S
TO THE SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES
SPECIAL EMPLOYER CONTRIBUTION FOR UNION EMPLOYEES OF SIEMENS
POWER GENERATION, INC. WHO ARE MEMBERS OF THE FEDERATION OF
INDEPENDENT SALARIED UNIONS, PITTSBURGH, PENNSYLVANIA AND THE
INTERNATIONAL UNION OF ELECTRONIC, ELECTRICAL, SALARIED, MACHINE
AND FURNITURE WORKERS-COMMUNICATION WORKERS OF AMERICA (AFL-CIO),
LOCAL 601, PITTSBURGH, PENNSYLVANIA
Notwithstanding the provisions of Section 5.1(a) of the Siemens Savings Plan for Union Employees (“Plan”), effective September 1, 2004, the amount of the Employer Contribution under Section 5.1(a) applicable to union employees of Siemens Power Generation, Inc. who are employed at its Pittsburgh, Pennsylvania facility, and who are members of the Federation of Independent Salaried Unions or the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers-Communication Workers of American (AFL-CIO), Local 601, shall be equal to 75% of the Basic Tax-Deferred and Basic After-Tax Contributions made by or on behalf of such Employees, in accordance with the terms and conditions of Article V of the Plan.

APPENDIX T
TO THE SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES
SPECIAL PROVISIONS FOR UNION EMPLOYEES OF SIEMENS ENERGY &
AUTOMATION, INC. LOCATED IN KANSAS CITY, MISSOURI; UNION, NEW
JERSEY; OAKDALE, PENNSYLVANIA; DETROIT, MICHIGAN AND KENILWORTH,
NEW JERSEY
Notwithstanding the provisions of Section 5.1(a) of the Siemens Savings Plan for Union Employees (“Plan”), union employees of Siemens Energy & Automation, Inc. who are hired or rehired by Siemens Energy & Automation, Inc. on or after April 1, 2006 at the locations indicated on the Schedule below and who are members of the unions indicated on the Schedule below shall be eligible for an Employer Contribution under Section 5.1(a) of the Plan equal to 100% of the Basic Tax-Deferred and the Basic After-Tax Contributions made by or on behalf of such members, in accordance with the terms and conditions of Article V of the Plan.

SE&A Location	Name of Union

• Kansas City, Missouri	International Brotherhood of Electrical Workers, Local 124

• Union, New Jersey	International Brotherhood of Electrical Workers, Local 1430

• Oakdale, Pennsylvania Detroit, Michigan Kenilworth, New Jersey	Federation of Independent Salaried Unions (FISU)

APPENDIX U
TO THE SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES
SPECIAL PROVISIONS FOR UNION EMPLOYEES OF SIEMENS MEDICAL
SOLUTIONS USA, INC. WHO ARE MEMBERS OF THE INTERNATIONAL
BROTHERHOOD OF ELECTRICAL WORKERS LOCAL UNION 2222, BOSTON,
MASSACHUSETTS
Effective June 19, 2006, union employees of Siemens Medical Solutions USA, who are members of the International Brotherhood of Electrical Workers Local Union 2222, Boston, Massachusetts (Siemens Medical Union Employees), became eligible to participate in the Siemens Savings Plan for Union Employees (“Union Plan”) in accordance with the terms and conditions of the Union Plan.
Siemens Medical Union Employees hired or rehired before June 19, 2006 shall be eligible for an Employer Contribution under Section 5.1(a) of the Union Plan equal to 50% of the Basic Tax-Deferred and the Basic After-Tax Contributions made by or on behalf of such Siemens Medical Union Employees in accordance with the terms and conditions of Article V of the Union Plan. Any amounts which such Siemens Medical Union Employees had in the Siemens Savings Plan as of June 19, 2006 shall be transferred to the Union Plan.
For Siemens Medical Union Employees hired or rehired on or after June 19, 2006, such Siemens Medical Union Employees shall be eligible for an Employer Contribution under Section 5.1(a) of the Union Plan equal to 100% of the Basic Tax-Deferred and the Basic After-Tax Contributions made by or on behalf of such Siemens Medical Union Employees in accordance with the terms and conditions of Article V of the Union Plan.

APPENDIX V
TO THE SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES
(as Amended and Restated Effective as of October 1, 2006)
PARTICIPATION OF SIEMENS MEDICAL SOLUTIONS DIAGNOSTICS UNION EMPLOYEES AT
FORMER BAYER FACILITIES IN THE SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES
     Effective January 1, 2007, a union employee of Bayer HealthCare in the United States who is employed at the Middlebury Street Plant of Bayer in Elkhart, Indiana and who is an “Assumed Employee” within the meaning of Section 4.1 of the U.S. Asset Sale and Transfer Agreement between Bayer HealthCare LLC and Siemens Medical Solutions Diagnostics, effective January 1, 2007, (hereinafter referred to as a “US Bayer Union Diagnostics Employee”) shall be eligible to participate in the Siemens Savings Plan for Union Employees in accordance with the terms and conditions of the Siemens Savings Plan for Union Employees, except as otherwise provided below.
     A union employee employed at the Middlebury Street Plant of Siemens Medical Solutions Diagnostics in Elkhart, Indiana who is hired or rehired on or after January 1, 2007 (“New Union Diagnostics Employees”) shall be eligible to participate in the Siemens Savings Plan for Union Employees in accordance with the terms and conditions of the Siemens Savings Plan for Union Employees, except as otherwise provided below.
     A. Vesting. Service which a “US Bayer Union Diagnostics Employee” had with Bayer shall be counted towards meeting the service requirements for eligibility to participate in and vesting in the Siemens Savings Plan for Union Employees to the extent such service was recognized for these purposes under the Bayer Corporation Savings and Retirement Plan (“Bayer Plan”).
     B. Employer Contributions. The Employer Contribution applicable to “US Bayer Union Diagnostics Employees” and “New Union Diagnostics Employees” defined under Section 5.1(a) of the Siemens Savings Plan for Union Employees shall be equal to 100% of the Basic Tax-Deferred Contributions and the Basic After Tax Contributions made by or on behalf of such “US Bayer Union Bayer Diagnostics Employees” in accordance with the terms and conditions of Article V of the Siemens Savings Plan for Union Employees. A “US Bayer Union Diagnostics Employee” shall be eligible for an additional Employer Contribution to the Siemens Savings Plan for Union Employees of 2 percent of Compensation, as that term is defined in the Siemens Savings Plan for Union Employees, regardless of whether such Employee makes any contributions to the Siemens Savings Plan for Union Employees. This additional Employer Contribution shall not apply to “New Union Diagnostics Employees”.
     C. Transfer of Benefit Assets and Liabilities for “US Bayer Union Diagnostics Employees” in the Bayer Plan into the Siemens Savings Plan for

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Union Employees. Effective as of March 1, 2007, all assets and liabilities in the Bayer Plan with respect to certain “US Bayer Union Diagnostics Employees” were transferred to the Siemens Savings Plan for Union Employees, and the Siemens Savings Plan for Union Employees assumed responsibility for making payments with respect to benefits earned by “US Bayer Union Diagnostics Employees” under the Bayer Plan for whom assets and liabilities were transferred, in accordance with the terms and conditions of the Siemens Savings Plan for Union Employees. After the transfer, the benefits payable from the Siemens Savings Plan for Union Employees for benefits accrued by “US Bayer Union Diagnostics Employees” under the Bayer Plan for whom assets and liabilities were transferred shall be equal to the benefits such employees would have been entitled to receive under the Bayer Plan immediately before the transfer. However, the following special provisions shall apply with respect to “US Bayer Union Diagnostics Employees” for whom assets and liabilities are transferred to the Siemens Savings Plan for Union Employees.
     (i) Withdrawals. After assets are transferred from the Bayer Plan to the Siemens Savings Plan for Union Employees, a “US Bayer Union Diagnostics Employee” shall be able to withdraw amounts made on a tax deferred basis to his or her accounts in the Bayer Plan and related earnings, in accordance with the provisions of Article X of the Siemens Savings Plan for Union Employee, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan for Union Employees; except that, in circumstances where the Bayer Plan would permit a withdrawal and the Siemens Savings Plan for Union Employees would not, the terms and conditions of the Bayer Plan, as in effect as of the time immediately prior to such transfer, shall apply. A “US Bayer Union Diagnostics Employee” shall be able to withdraw any company contributions or any after tax contributions which such Employee had in the Bayer Plan in accordance with the provisions of Article X of the Siemens Savings Plan for Union Employees as applicable to the withdrawal of Employer Contributions; except that, in circumstances where the Bayer Plan would permit a withdrawal and the Siemens Savings Plan for Union Employees would not, the terms and conditions of the Bayer Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     (ii) Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for Union Employees for loans, the amounts that were in a “US Bayer Union Diagnostics Employee’s account in the Bayer Plan which were transferred to the Siemens Savings Plan for Union Employees shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan for Union Employees.
December 19, 2006

E. Robert Lupone Senior Vice President, General Counsel & Secretary Siemens Corporation

Mike Panigel Senior Vice President Corporate Human Resources Siemens Corporation

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APPENDIX W
TO THE SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES
(as Amended and Restated Effective as of October 1, 2006)
TRANSFER OF A PORTION OF THE VA TECH AMERICA CORPORATION 401(K) RETIREMENT
PLAN INTO THE SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES
     Effective as of August 24, 2007, the assets and liabilities with respect to the benefits under the VA TECH America Corporation 401(k) Retirement Plan (“VA TECH Plan”) for union participants were transferred and merged into the Siemens Savings Plan for Union Employees, and the Siemens Savings Plan for Union Employees assumed responsibility for making payments with respect to the benefits earned under the VA TECH Plan in accordance with the terms and conditions of the Siemens Savings Plan for Union Employees. After the merger, the benefits payable from the Siemens Savings Plan for Union Employees accrued by union participants under the VA TECH Plan shall be equal to benefits such union participants would have been entitled to receive under the VA TECH Plan immediately before the merger.
     The following special provisions shall apply to those individuals for whom assets and liabilities under the VA TECH Plan were transferred to the Siemens Savings Plan for Union Employees:
     1. Vesting. Service which a union participant has with VA TECH, Inc. shall be considered Continuous Employment under the Siemens Savings Plan for Union Employees. Any union participant in the VA Tech Plan, who is actively employed with Siemens as of August 24, 2007 shall be fully vested in their accounts in the VA Tech Plan.
     2. Withdrawals. After assets are transferred from the VA TECH Plan to the Siemens Savings Plan for Union Employees, a union participant in the VA TECH Plan shall be able to withdraw amounts made on a tax deferred basis to his or her accounts in the VA TECH Plan and related earnings, in accordance with the provisions of Article X of the Siemens Savings Plan for Union Employees, as amended from time to time, and as applicable to the withdrawals of amounts from the Tax-Deferred Contribution Account of the Siemens Savings Plan for Union Employees; except that, in circumstances where the VA TECH Plan would permit a withdrawal and the Siemens Savings Plan for Union Employees would not, the terms and conditions of the VA TECH Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     A union participant in the VA Tech Plan can withdraw any other assets transferred from the VA Tech Plan to the Siemens Savings Plan for Union Employees other than those made on a tax-deferred basis in accordance with the provisions of Article X of the Siemens Savings Plan for Union Employees as applicable to the withdrawal of amounts that are not tax-deferred contributions;

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except that, in circumstances where the VA TECH Plan would permit a withdrawal and the Siemens Savings Plan for Union Employees would not, the terms and conditions of the VA TECH Plan, as in effect as of the time immediately prior to such transfer, shall apply.
     3. Loans. In determining the vested account balance amount available under Article IX of the Siemens Savings Plan for Union Employees for loans, the amounts that were in an employee’s account in the VA TECH Plan which were transferred to the Siemens Savings Plan for Union Employees shall be eligible for a loan, in accordance with the terms and conditions of the Siemens Savings Plan for Union Employees.
     4. Employer Contributions. Notwithstanding the provisions of Section 5.1 of the Siemens Savings Plan for Union Employees Plan, a union participant at the Baltimore, Maryland facility of VA Tech America Corporation shall receive an employer match equal to 100% of the tax deferred and after tax contributions made by or on behalf of such union participant to the Siemens Savings Plan for Union Employees Plan up to 8% of compensation.
June 8, 2007

E. Robert Lupone
Senior Vice President, General Counsel & Secretary Siemens Corporation

Mike Panigel
Senior Vice President Corporate Human Resources Siemens Corporation

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APPENDIX X
TO THE SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES
(as amended and restated effective October 1, 2006)
SPECIAL EMPLOYER CONTRIBUTIONS FOR CERTAIN UNION EMPLOYEES OF OSRAM SYLVANIA
INC. WHO ARE MEMBERS OF LOCAL 101 OF THE INTERNATIONAL BROTHERHOOD OF
ELECTRICAL WORKERS, ST. MARYS, PENNSYLVANIA
     Notwithstanding the provisions of Section 5.1(a) of the Siemens Savings Plan for Union Employees (“Plan”), effective July 1, 2007, the amount of the Employer Contribution under Section 5.1(a) applicable to union employees of OSRAM Sylvania Inc. who are employed at its St. Marys, Pennsylvania facility, and who are members of Local 101 of the International Brotherhood of Electrical Workers, hired or rehired on or after July 1, 2007, shall be equal to 100% of the Basic Tax-Deferred and Basic After-Tax Contributions made by or on behalf of such Employees, in accordance with the terms and conditions of Article V of the Plan.
February 13, 2008

E. Robert Lupone
Senior Vice President, General Counsel & Secretary Siemens Corporation

Mike Panigel
Senior Vice President Corporate Human Resources Siemens Corporation

6

APPENDIX Y
TO THE SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES
(as amended and restated effective October 1, 2006)
SPECIAL EMPLOYER CONTRIBUTIONS FOR CERTAIN UNION EMPLOYEES OF OSRAM SYLVANIA
INC. WHO ARE MEMBERS OF LOCAL 773 OF THE INTERNATIONAL BROTHERHOOD OF
TEAMSTERS, CHAUFFEURS, WAREHOUSEMEN AND HELPERS OF AMERICA, BETHLEHEM,
PENNSYLVANIA
     Notwithstanding the provisions of Section 5.1(a) of the Siemens Savings Plan for Union Employees (“Plan”), effective June 1, 2008, the amount of the Employer Contribution under Section 5.1(a) applicable to union employees of OSRAM Sylvania Inc. who are employed at its Bethlehem, Pennsylvania facility, and who are members of Local 773 of the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, hired or rehired on or after June 1, 2008, shall be equal to 100% of the Basic Tax-Deferred and Basic After-Tax Contributions made by or on behalf of such Employees, in accordance with the terms and conditions of Article V of the Plan.
May 1, 2008

E. Robert Lupone
Senior Vice President, General Counsel & Secretary Siemens Corporation

Mike Panigel
Senior Vice President Corporate Human Resources Siemens Corporation

7

APPENDIX Z
TO THE SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES
(as amended and restated effective October 1, 2006)
SPECIAL EMPLOYER CONTRIBUTIONS FOR CERTAIN UNION EMPLOYEES OF OSRAM SYLVANIA
INC. WHO ARE MEMBERS OF LOCAL 1710 OF THE INTERNATIONAL BROTHERHOOD OF
ELECTRICAL WORKERS
     Notwithstanding the provisions of Section 5.1(a) of the Siemens Savings Plan for Union Employees (“Plan”), effective December 1, 2008, the amount of the Employer Contribution under Section 5.1(a) applicable to union employees of OSRAM Sylvania Inc. who are members of Local 1710 of the International Brotherhood of Electrical Workers, and who are hired or rehired on or after December 1, 2008, shall be equal to 100% of the Basic Tax-Deferred and Basic After-Tax Contributions made by or on behalf of such Employees, in accordance with the terms and conditions of Article V of the Plan.
Dated as of December 1, 2008

E. Robert Lupone

Mike Panigel

8

APPENDIX AA
TO THE SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES
(as amended and restated effective October 1, 2006)
SPECIAL EMPLOYER CONTRIBUTIONS FOR CERTAIN UNION EMPLOYEES OF OSRAM SYLVANIA
INC. WHO ARE MEMBERS OF LOCAL 993 OF THE INTERNATIONAL ASSOCIATION OF
MACHINISTS, LOCAL 1608 OF THE UNITED AUTO WORKERS AND LOCAL 1007 OF THE UNITED
STEELWORKERS
     Notwithstanding the provisions of Section 5.1(a) of the Siemens Savings Plan for Union Employees (“Plan”), effective December 1, 2008, the amount of the Employer Contribution under Section 5.1(a) applicable to union employees of OSRAM Sylvania Inc. who are members of Local 993 of the International Association of Machinists, Local 1608 of the United Auto Workers or Local 1007 of the United Steelworkers, and who are hired or rehired on or after December 1, 2008, shall be equal to 100% of the Basic Tax-Deferred and Basic After-Tax Contributions made by or on behalf of such Employees, in accordance with the terms and conditions of Article V of the Plan.

9

FIRST AMENDMENT TO THE
SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES
(As Amended and Restated Effective as of October 1, 2006)
Effective January 1, 2007, the second paragraph of Section 7.1 of the Plan is amended by adding the following words at the end of the paragraph:
     “; however, with respect to Contributions made to the Plan on or after January 1, 2007, in the absence of a Member’s direction as to the investment of such Contributions, such Contributions shall be invested in a LifeCycle Investment portfolio that is based on the Member’s year of birth.”
November 16, 2006

E. Robert Lupone
Siemens Corporation Senior Vice President, General Counsel and Secretary

Mike Panigel
Siemens Corporation Senior Vice President, Corporate Human Resources

10

SECOND AMENDMENT TO THE
SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES
(As Amended and Restated Effective October 1, 2006)
The Siemens Savings Plan for Union Employees, as amended and restated as of October 1, 2006 (“Plan”), is hereby amended in the following respects:
•	Effective January 1, 2007, Section 4.11 of the Plan is amended by deleting the second sentence of such section and replacing it with the following sentence:
“These automatic contributions shall be invested in the applicable LifeCycle Investment portfolio based on the Member’s year of birth until such time as the employee indicates that the contribution is to be placed in another investment fund of the Plan.”
•	Effective June 19, 2008, Section 7.3 of the Plan is amended by deleting the word “five” from the first sentence of such Section.

•	Effective October 1, 2007, Section 15.1(b) of the Plan is amended by deleting the words “Vice President, Treasurer of the Company” where they appear in such section and replacing them with the words “President of Siemens Capital Company LLC.”
December 1, 2008

E. Robert Lupone
Siemens Corporation Senior Vice President, General Counsel and Secretary

Mike Panigel
Siemens Corporation Senior Vice President, Corporate Human Resources

11

THIRD AMENDMENT TO THE
SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES
(As Amended and Restated Effective October 1, 2006)
The Siemens Savings Plan For Union Employees, as amended and restated as of October 1, 2006 (“Plan”), is hereby amended in the following respects:
•	Effective October 1, 2008, Section 2.1(m) of the Plan is amended by deleting the first sentence of such section and replacing it with the following sentence:
“Employee means each person who is employed by an Employer (except for an Employee who has been assigned to an Affiliated Company located outside the United States and who is neither a citizen of the United States nor a lawful permanent resident of the United States within the meaning of Section 7701 (b)(1)(A)(i) of the Code), and who is included in a unit of employees covered by a collective bargaining agreement between the Company or one or more Employers and a collective bargaining agent, provided such agreement provides for participation in this Plan.”
Dated as of October 1, 2008

E. Robert Lupone

Mike Panigel

12